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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

EQUITY COMMONWEALTH
(Name of Registrant as Specified In Its Charter)
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EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

April 25, 2018

Dear Shareholder:

              You are cordially invited to the 2018 Annual Meeting of Shareholders of Equity Commonwealth to be held on Tuesday, June 20, 2018, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606.

              At the Annual Meeting, you will be asked to (i) elect 11 trustees to the Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018, and (iv) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of the Annual Meeting describes these matters.

              We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules, instead of mailing printed copies of those materials to each stockholder. Our proxy materials are available at www.proxyvote.com. We have sent to our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

              The Board of Trustees appreciates and encourages your participation in the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by following the instructions contained in our proxy materials. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person.

Sincerely,

Sam Zell Chairman of the Board of Trustees

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 20, 2018

To the Shareholders of Equity Commonwealth:

              NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Shareholders, and any adjournments or postponements thereof (the "Annual Meeting"), of Equity Commonwealth, a Maryland real estate investment trust (the "Company"), will be held on June 20, 2018, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606 for the following purposes:

  1.
  to elect 11 trustees to the Board of Trustees (the "Board");

  2.
  to approve, on a non-binding advisory basis, the compensation of our named executive officers;

  3.
  to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  4.
  to transact such other business as may properly come before the Annual Meeting.

              We know of no other matters to come before the Annual Meeting. Only holders of record of common shares at the close of business on April 16, 2018 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

              Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission's "notice and access" rules, our Proxy Statement, proxy card and 2017 Annual Report to Shareholders are available online at www.proxyvote.com.

              We encourage you to contact the firm assisting us in the solicitation of proxies, D.F. King & Co., Inc. ("D.F. King"), if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 967-7574.

By Order of the Board of Trustees,

Orrin S. Shifrin Executive Vice President, General Counsel and Secretary

April 25, 2018
Chicago, Illinois 60606

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

ii

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

PROXY STATEMENT

              This Proxy Statement and related proxy materials are being made available to shareholders of Equity Commonwealth ("Equity Commonwealth" or the "Company") on or about April 25, 2018 in connection with the solicitation by our Board of Trustees (the "Board") of proxies to be voted at the Company's 2018 Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 20, 2018 at 8:00 am, Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606.

PROXY STATEMENT SUMMARY

              This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Overview

              2017 was another year of meaningful accomplishment for our Company. We continued to create value and reduce risk by making significant progress on our business strategy. We sold 17 properties in 15 separate transactions at an aggregate sale price of approximately $1.0 billion (including assets held for sale). We used proceeds from our 2017 dispositions to repay approximately $293 million of debt while increasing our balance of cash and marketable securities by approximately $536 million to $2.6 billion. We continued reshaping our portfolio, strengthening our balance sheet, improving leasing and operations, and fostering a cohesive culture to serve as the foundation for long-term value creation for our shareholders. We are focused on both continuing to dispose of properties that are not consistent with our strategy and on identifying strategic acquisition opportunities to enhance shareholder value.

Strategy

              In 2014, our shareholders removed and replaced the then-existing board of trustees with our current Board. We terminated Reit Management & Research LLC, our former external advisor, and hired all new executive officers and new employees, transitioning from external to internal management. We undertook a comprehensive review of our portfolio and our operations and developed a strategy that focused on disposing of a significant portion of our assets in an effort to reshape our portfolio. Since that time, through December 31, 2017, we have disposed of 151 properties and three land parcels with a combined 36.3 million square feet, plus our entire stake of common shares of Select Income REIT and its consolidated subsidiaries (NASDAQ: SIR), for an aggregate gross sales price of $5.0 billion. As a result of these dispositions, we have de-risked the Company and concentrated our portfolio, exiting 109 cities, 22 states and Australia.

              The quality of our portfolio has increased significantly as the size of our portfolio has decreased:1

              During this same time period, the market value of our equity increased $0.5 billion, we reduced our debt and preferred equity balances by approximately $1.6 billion, and we increased our balance of cash and marketable securities by $2.2 billion:

              We now have a portfolio of higher quality properties in better markets with reduced exposure to lower quality assets and tertiary markets. We have created significant value while reducing risk to our stakeholders.

              In December 2016, our Board adopted an office repositioning strategy to own and acquire at a discount to replacement cost high-quality, multi-tenant office assets in markets and sub-markets with favorable long-term supply and demand fundamentals. We are executing this strategy by continuing to dispose of properties while evaluating opportunities to invest capital in high-quality assets or businesses in attractive markets that offer a compelling risk-return profile. We may also decide to sell or liquidate the Company if we believe a sale or liquidation maximizes shareholder value.

1 The year-end 2017 portfolio excludes assets held for sale.

Proposal/Voting Overview

Proposal	Board Vote Recommendation	Page # for Additional Information

Election of 11 Trustees	FOR each nominee	11
Advisory vote on executive compensation	FOR	18
Ratification of the appointment of independent registered public accounting firm	FOR	19

Annual Meeting Information

Date & Time:	June 20, 2018 at 8:00 a.m. Central Time
Place:	Two North Riverside Plaza, Chicago, Illinois 60606
Record Date:	April 16, 2018

How to Vote

Online:	Vote at www.proxyvote.com using the shareholder identification number provided in the Proxy Notice
Telephone:	If you received printed materials, follow the "Vote by Phone" instructions on the proxy card
Mail:	If you received printed materials, mark, sign and date the proxy card and return it in the pre-paid envelope

Trustee Nominees

Name	Age as of Annual Meeting	Trustee Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Sam Zell	76	2014
James S. Corl	52	2014	X			X
Martin L. Edelman	77	2014	X			X
Edward A. Glickman	61	2014	X	X
David Helfand	53	2014
Peter Linneman	67	2014	Lead	X
James L. Lozier, Jr.	62	2014	X		X
Mary Jane Robertson	64	2014	X	Chair
Kenneth Shea	60	2014	X		Chair
Gerald A. Spector	71	2014	X		X
James A. Star	57	2014	X			Chair

Number of meetings in 2017		5 (full Board)		8	6	4

Performance Highlights

              The Company's significant accomplishments in 2017 included:

  •
  Disposing of 17 properties consisting of 38 buildings in 15 separate transactions for an aggregate sales price of approximately $1.0 billion (including assets held for sale)

  •
  Completing new leasing of approximately 489,000 square feet and renewing leases covering approximately 468,000 square feet in the 16 properties we held on December 31, 2017 (excluding properties held for sale)

  •
  Improving the quality of our portfolio, reducing risk and creating liquidity through asset repositioning and dispositions

  •
  Evaluating numerous external growth opportunities, including single and multi-asset acquisitions as well as corporate-level opportunities

  •
  Utilizing sale proceeds from our dispositions to repay approximately $293 million of debt while increasing our balance of cash and marketable securities by approximately $536 million to $2.6 billion

  •
  Receiving an upgrade from Moody's Investor Services ("Moody's") on the Company's senior unsecured debt rating from Baa3 to Baa2 with a revised outlook from positive to stable

  •
  Fostering a company culture based on a meritocracy where integrity, diversity of opinion, working passionately and collaboration are fundamental

Corporate Governance Highlights

              We are committed to a corporate governance approach that promotes transparency as well as alignment with and accountability to our shareholders. We consistently look to improve our corporate governance policies and practices. Our corporate governance practices include the following:

✓	Majority voting in uncontested trustee elections
✓	Annual trustee elections, with shareholder approval required to stagger the Board
✓	Independent lead trustee with robust duties
✓	Separate chairman and chief executive officer
✓	9 of 11 trustees are independent
✓	Regular executive sessions of independent trustees
✓	All members of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent
✓	All members of Audit Committee are financial experts under SEC rules
✓	Annual board and committee review and self-evaluations
✓	Code of Business Conduct and Ethics for trustees and employees
✓	Meaningful share ownership guidelines for our trustees (4x annual cash retainer), chief executive officer (6x salary) and other named executive officers (3x salary)
✓	Compensation clawback policy is applicable to all of our named executive officers
✓	Opted out of business combination and control share acquisition statutes
✓	No shareholder rights plan (commonly known as a "poison pill")
✓	Anti-hedging and anti-pledging policies applicable to all trustees and executive officers
✓	Active shareholder engagement
✓	Shareholders have ability to amend the Company's bylaws by majority vote

              Our Board of Trustees reviews our corporate governance practices regularly, and we strive to operate the Company on a foundation of strong corporate governance principles. For additional information, see pages 22-30 below regarding our corporate governance policies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

              This Proxy Statement is furnished by the Board of Equity Commonwealth, a Maryland real estate investment trust, in connection with the Board's solicitation of proxies for the Annual Meeting, and any adjournments or postponements thereof, to be held June 20, 2018, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606. This Proxy Statement is first being made available to shareholders on or about April 25, 2018. Unless the context requires otherwise, references in this Proxy Statement to "Equity Commonwealth," "we," "our," "us" and the "Company" refer to Equity Commonwealth, together with its consolidated subsidiaries.

Why didn't I automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

              Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") to our shareholders.

How can I receive electronic access to the proxy materials?

              The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

              In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

What am I being asked to vote on?

              You are being asked to vote on the following proposals:

  •
  Proposal 1 (Election of Trustees): the election of 11 trustees to our Board;

  •
  Proposal 2 (Advisory Vote on Executive Compensation): the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

  •
  Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

              Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board's voting recommendations?

              The Board recommends that you vote as follows:

  •
  Proposal 1 (Election of Trustees): "FOR" each of the Board's nominees for election as trustee;

  •
  Proposal 2 (Advisory Vote on Executive Compensation): "FOR" approval, on a non-binding advisory basis, of the compensation of our named executive officers; and

  •
  Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): "FOR" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

              The close of business on April 16, 2018 has been fixed as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record of our common shares of beneficial interest, $0.01 par value per share ("common shares"), at the close of business on the Record Date are entitled to notice of, to attend, and to vote at the Annual Meeting. On April 16, 2018, we had approximately 121,457,073 common shares outstanding.

What are the voting rights of shareholders?

              Each common share is entitled to one vote on each matter to be voted on.

How do I vote?

              If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company (as successor to our previous transfer agent, Wells Fargo Bank, National Association), you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card (the "Proxy Agents") how to vote your common shares in one of the following ways:

  •
  Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.

  •
  Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the "Vote by Phone" instructions on the proxy card.

  •
  Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

              Proxies submitted over the Internet, by telephone or by mail must be received by 11:59 p.m. Eastern Time on June 19, 2018.

              If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

How are proxy card votes counted?

              Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting instructions are not made, the proxy will be voted "FOR" each of the 11 trustee nominees, "FOR" approval, on a non-binding advisory basis, of the compensation of our named executive officers, and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and in such manner as the Proxy Agents, in their discretion, determine upon such other business as may properly come before the Annual Meeting. If the proxy is submitted and voting instructions are made for some, but not all, of the proposals, as to matters in which instructions are given, the proxy will be voted in accordance with those instructions, and for all other proposals, the proxy will be voted as described in the prior sentence.

              If your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the "NYSE") (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold common shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on the proposal if it is considered a "routine" matter under the NYSE's rules. On non-routine matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called "broker non-vote." Pursuant to the rules of the NYSE, the election of trustees and the approval of the compensation of our named executive officers are each a "non-routine" matter and brokerage firms may not vote without instructions from their client on these matters, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a "routine" matter under NYSE's rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for each of the proposals to pass?

              The proposals to be voted on at the Annual Meeting have the following voting requirements:

  •
  Proposal 1 (Election of Trustees): You may vote "FOR" all nominees, "WITHHOLD" your vote as to all nominees, or vote "FOR" all nominees except those specific nominees from whom you "WITHHOLD" your vote. Pursuant to our declaration of trust (our "Charter"), in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each trustee. "Majority of votes cast" means that the number of shares voted "FOR" a trustee's election exceeds 50% of the total number of votes cast with respect to that trustee's election, with votes "cast" including all votes "FOR" and "WITHHOLD." There is no cumulative voting in the election of trustees. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

  •
  Proposal 2 (Advisory Vote on Executive Compensation): You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal 2. The affirmative vote of a majority of votes cast at the Annual Meeting is required to adopt a resolution approving, on a non-binding advisory basis, the compensation of our named executive officers described in this Proxy Statement.

    For purposes of the vote on Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will count toward the presence of a quorum. While the vote on Proposal 2 is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding the compensation of our named executive officers.

  •
  Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal 3. The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. For purposes of the vote on Proposal 3, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

              A quorum of shareholders is required for shareholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Shares that are voted "FOR," "AGAINST," "WITHHOLD," or "ABSTAIN" will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

Who can attend the Annual Meeting?

              Only shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Shareholders may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted at the Annual Meeting. For directions to the Annual Meeting, contact our Investor Relations department at (312) 646-2801 or ir@eqcre.com.

If I plan to attend the Annual Meeting, should I still vote by proxy?

              Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Will any other matters be voted on?

              The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

May I change my vote after I have voted?

              You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.

Who is soliciting the proxies and who pays the costs?

              The enclosed proxy for the Annual Meeting is being solicited by the Board. Proxies also may be solicited, without additional compensation, by our trustees and officers by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses. We have agreed to indemnify D.F. King against certain liabilities arising out of our agreement with D.F. King.

              No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

              Please call the firm assisting us in the solicitation of proxies, D.F. King, if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 967-7574.

PROPOSAL 1: ELECTION OF TRUSTEES

              The Board has set the number of trustees at 11. The 11 individuals named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2019 Annual Meeting of Shareholders and until their respective successors are elected and qualify. Based on its review of the relationships between the trustee nominees and the Company, the Board has determined that all of our trustees, other than Sam Zell and David Helfand, are independent under applicable SEC and NYSE rules.

              The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

              The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that a trustee candidate must possess. See "Corporate Governance and Board Matters—Trustee Nominee Selection Process."

Trustee Nominees

              The table below sets forth the names and ages of each of the trustees nominated for election at the Annual Meeting, as well as the positions and offices held.

Name	Position With the Company	Age as of the Annual Meeting

Sam Zell	Chairman of the Board	76
James S. Corl	Trustee	52
Martin L. Edelman	Trustee	77
Edward A. Glickman	Trustee	61
David Helfand	Trustee, President and Chief Executive Officer	53
Peter Linneman	Trustee	67
James L. Lozier, Jr.	Trustee	62
Mary Jane Robertson	Trustee	64
Kenneth Shea	Trustee	60
Gerald A. Spector	Trustee	71
James A. Star	Trustee	57

              Set forth below is certain biographical information of our trustee nominees.

              Sam Zell has been our trustee and Chairman of the Board since May 2014. Mr. Zell is also the founder and has served as the Chairman of Equity Residential (NYSE: EQR), a multifamily real estate investment trust, and Equity LifeStyle Properties, Inc. (NYSE: ELS), a real estate investment trust focused on manufactured home communities, since 1993. Mr. Zell is also the Chairman of Equity Group Investments ("Equity Group"), a private entrepreneurial investment firm he founded more than 45 years ago. He is also founder and Chairman of Equity International, a private investment firm focused on real estate-related companies outside the U.S., which introduced the first Brazilian and Mexican real estate companies, respectively, to the New York Stock Exchange. Mr. Zell has also served as Chairman of Anixter International, Inc. (NYSE: AXE) since 1985 and Chairman of Covanta Holding Corporation (NYSE: CVA) since 2005. Previously, Mr. Zell founded and served as Chairman of Equity Office Properties Trust, which was sold in February 2007 for $39 billion in the largest private equity transaction at the time. Mr. Zell served as the Chief Executive Officer of the Tribune Company from December 2007 to December 2008 and Chairman of the Tribune Company from December 2007 to December 2012, at which time the Tribune Company emerged from Chapter 11 bankruptcy. Mr. Zell served as Chairman of Capital Trust, Inc., a real estate finance company, from 2003 to 2012. Through the Zell Family Foundation, he has led the sponsorship of several leading entrepreneurship programs, including the Zell/Lurie Institute for Entrepreneurial Studies at University of Michigan's Ross School of Business, the Zell Fellows Program at Northwestern University's Kellogg School of Management, and the Zell Entrepreneurship Center at the Interdisciplinary Center Herzliya (IDC). The Zell Global Entrepreneur Network (ZGEN) unites the students and alumni of these programs and actively provides them with connections, opportunities, mentorship and support. Mr. Zell also sponsors the Samuel Zell/Robert Lurie Real Estate Center at University of Pennsylvania's Wharton Real Estate Center. Mr. Zell was recognized in 2017 by Forbes as one of the 100 Greatest Living Business Minds. He holds a J.D. and a B.A. from the University of Michigan.

              Our Board determined that Mr. Zell should serve on our Board based on his experience of over 40 years as a chairman, director and executive of various companies, his management of billions of dollars in global investments, his strong track record of stewarding companies towards the maximization of their potential and being recognized as a founder of the modern real estate investment trust ("REIT") industry and a leading driver for increased transparency and disclosure by public companies.

              James S. Corl has been our trustee since May 2014. Mr. Corl has served as a Managing Director at Siguler Guff & Company, a private equity investment firm ("Siguler Guff"), since 2009, and is the Head of Real Estate. Mr. Corl oversees the firm's real estate investment team, which has originated and closed on approximately $3 billion of real estate commitments since 2009. Prior to joining Siguler Guff, Mr. Corl spent 13 years in the REIT investment industry, most recently as Chief Investment Officer for all of the real estate activities of Cohen & Steers, Inc. (NYSE: CNS), a leading investor in global real estate securities. From 1993 to 1994, Mr. Corl was an associate with the Real Estate Investment Banking group at Credit Suisse First Boston ("CSFB") (NYSE: CS), an international investment bank, where he was involved in acquiring portfolios of non-performing loans and distressed real estate assets for CSFB's Praedium Real Estate Recovery Fund, as well as restructuring troubled real estate companies as publicly traded REITs. Mr. Corl holds a B.A. from Stanford University and an M.B.A. from the Wharton School of Business, the University of Pennsylvania.

              Our Board determined that Mr. Corl should serve on our Board based on his experience in the real estate investment industry and his experience overseeing investment activities and his over 20 years of experience analyzing the effectiveness of business and investment strategies in the commercial real estate industry with a long term focus on REIT governance and shareholder alignment.

              Martin L. Edelman has been our trustee since July 2014. Mr. Edelman has served as Of Counsel in the Real Estate practice of Paul Hastings LLP, an international law firm, since 2000. Mr. Edelman has been a real estate advisor to Grove Investors and is a partner at Fisher Brothers, a real estate partnership. Mr. Edelman is a Director of Blackstone Mortgage Trust, Inc. (NYSE: BXMT) and Aldar Properties PJSC (ADX: ALDAR). He served as a Director of Morgans Hotel Group Co. (NASDAQ: MHGC) from 2014 to 2015, as a Director of Avis Budget Group, Inc. (NASDAQ: CAR) from 1997 to 2013, as a Director of Ashford Hospitality Trust, Inc. (NYSE: AHT) from 2003 to 2014 and also served on the Board of Directors of Advanced Micro Devices, Inc. (NYSE: AMD) from 2012 to 2017. He also currently serves on the boards of various nongovernmental organizations. Mr. Edelman has more than 40 years of experience and concentrates his practice on real estate and corporate mergers and acquisitions transactions. The focus of Mr. Edelman's practice has been large, complex transactions, including cross-border transactions. He has been involved in all stages of legal development of pioneering financial structures, including participating debt instruments, institutional joint ventures in real estate, and joint ventures between U.S. financial sources and European real estate companies. He has also done extensive work in Europe, Canada, Mexico, Japan, the Middle East, and Latin America. Mr. Edelman holds an A.B. from Princeton University and an LL.B. from Columbia Law School.

              Our Board determined that Mr. Edelman should serve on our Board based on his experience advising companies in complex real estate and corporate transactions as he brings an extensive legal and financial background to the board of directors with over 40 years of experience in the legal profession and has considerable experience in complex negotiations involving acquisitions, dispositions and financing.

              Edward A. Glickman has been our trustee since May 2014. Mr. Glickman has served as the Executive Chairman of FG Asset Management US since 2013. He has served on the board of trustees of Hospitality Investors Trust, Inc. ("Hospitality"), formerly known as American Realty Capital Hospitality Trust, Inc., since March 2017. Mr. Glickman has served as an Investment Professional, with a focus on real estate investments, at Miller Investment Management, LP since 2015. Mr. Glickman served as the Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business from 2012 until 2015. Mr. Glickman was President, Chief Operating Officer, and Trustee of the Pennsylvania Real Estate Investment Trust ("PREIT") (NYSE: PEI), a real estate investment trust focused on shopping malls, from 2004 until 2012 and was Executive Vice President and Chief Financial Officer of PREIT from 1997 to 2004. Mr. Glickman joined PREIT after it acquired The Rubin Organization, a closely held shopping center company, where he had served as Chief Financial Officer. Mr. Glickman served as Executive Vice President and Chief Financial Officer of Presidential Realty Corporation (OTCQB: PDNLP), a real estate investment trust focused on apartment units, from 1989 to 1993. Prior to this, Mr. Glickman was an investment banker with Shearson Lehman Brothers and Smith Barney. Mr. Glickman is a Fellow of the Royal Institution of Chartered Surveyors, and a Certified Treasury Professional. He serves as a senior advisor to Econsult Solutions, Inc. He serves on the Board of the Temple University Health System, The Fox Chase Cancer Center and was formerly Chairman of The Kimmel Cancer Center at Jefferson University. He was formerly a member of the Real Estate Roundtable where he was the Co-Chair of the Homeland Security Committee. Mr. Glickman received a B.S. from the Wharton School of Business, the University of Pennsylvania, a Bachelor of Applied Science from the College of Engineering and Applied Science, the University of Pennsylvania, and an M.B.A. from the Harvard Graduate School of Business Administration.

              Our Board determined that Mr. Glickman should serve on our Board based on his more than 30 years of experience in the real estate and financial services industry and his deep understanding of public and private capital markets.

              David Helfand has been our trustee, President and Chief Executive Officer since May 2014. Mr. Helfand has served as Co-President of Equity Group, a private investment firm, since January 2012 where he oversees Equity Group's real estate activities. Prior to rejoining Equity Group in 2012, Mr. Helfand was Founder and President of Helix Funds LLC, a private real estate investment management company ("Helix Funds"), where he oversaw the acquisition, management and disposition of more than $2.2 billion of real estate assets. While at Helix Funds, he also served as Chief Executive Officer for American Residential Communities LLC ("ARC"), a Helix Funds portfolio company. Before founding Helix Funds, Mr. Helfand served as Executive Vice President and Chief Investment Officer for Equity Office Properties Trust ("EOP"), the largest REIT in the U.S. at the time, where he led approximately $12 billion of mergers and acquisitions activity. Prior to working with EOP, Mr. Helfand served as a Managing Director and participated in the formation of Equity International, a private investment firm focused on real estate-related companies outside the U.S. He also held the role of President and Chief Executive Officer of Equity LifeStyle Properties, an operator of manufactured home communities, and served as Chairman of the board's audit committee. His earlier career included investment activity in a variety of asset classes, including retail, office, parking and multifamily. He serves as a Director of the Ann & Robert H. Lurie Children's Hospital of Chicago, as a Director of the Ounce of Prevention Fund, as a Commissioner for the Chicago Park District, on the Executive Committee of the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School of Business, the University of Pennsylvania, and on the Board of Visitors at the Weinberg College of Arts and Sciences at Northwestern University. Mr. Helfand holds an M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Northwestern University.

              Mr. Helfand has been an employee of or otherwise involved in the operation of Equity Group and Helix Funds and is expected to have limited involvement in their activities.

              Our Board determined that Mr. Helfand should serve on our Board based on his over 25 years of extensive experience managing real estate investments and his executive leadership of domestic and international real estate-related companies in the residential and commercial space.

              Dr. Peter Linneman has been our trustee since May 2014. Dr. Linneman has been the Founding Principal of Linneman Associates, a real estate advisory firm, since 1979. Dr. Linneman has served as the Chief Executive Officer of American Land Funds and KL Realty Fund, private real estate acquisition firms, since 2010. Dr. Linneman previously served as Senior Managing Director of Equity International, a private investment firm focused on real estate-related companies outside the U.S., from 1998 to1999, and Vice Chairman of Amerimar Realty, a private real estate investment company, from 1996 to 1997. Dr. Linneman has served on over 20 public and private company boards, including having served as Chairman of the Board of Rockefeller Center Properties, Inc., a real estate investment trust, where he led the successful restructuring and sale of Rockefeller Center in the mid-1990s, and having served on the Board of Directors of Atrium European Real Estate, a public European real estate company. Dr. Linneman currently serves on the Board of Directors of Regency Centers Corporation (NYSE: REG), AG Mortgage Investment Trust, Inc. (NYSE: MITT) and Paramount Group Inc. (NYSE: PGRE), each of which is a public real estate investment trust. He has experience as a financial consultant and has served on numerous audit committees. He is the author of the Linneman Letter, Real Estate Finance and Investments: Risks and Opportunities and over 100 scholarly publications. Dr. Linneman is also the Emeritus Albert Sussman Professor of Real Estate, Finance and Public Policy at the Wharton School of Business, the University of Pennsylvania, where he was a professor of Real Estate, Finance and Public Policy from 1979 to 2011 and was the founding co-editor of The Wharton Real Estate Review. He also served as the Director of Wharton's Samuel Zell and Robert Lurie Real Estate Center for 13 years. Dr. Linneman holds both master's and doctoral degrees in economics from the University of Chicago and a B.A. from Ashland University.

              Our Board determined that Dr. Linneman should serve on our Board based on his active involvement in real estate investment, strategy and operation for nearly 30 years and his extensive experience serving on the boards of public companies.

              James L. Lozier, Jr. has been our trustee since May 2014. Mr. Lozier has been a private consultant since 2012. Mr. Lozier served as co-founder and CEO of Archon Group L.P., a diversified international real estate services and advisory company, from its formation in 1996 until 2012. Under Mr. Lozier's leadership, the Archon Group, a wholly owned subsidiary of Goldman Sachs (NYSE: GS), managed 36,000 assets with a gross value of approximately $59 billion and had over 8,500 employees in offices located in Washington, D.C., Los Angeles, Dallas, Boston, Asia and Europe. Prior to the formation of Archon Group, Mr. Lozier was an employee of the J.E. Robert Company, a global real estate investment management company, and was responsible for managing the Goldman Sachs/J.E. Robert joint venture for two years. Mr. Lozier directed the acquisition efforts of the joint venture between Goldman Sachs and J.E. Robert from 1991 to 1995. Mr. Lozier serves as a Director for Hunt Companies, Inc., a private full-service real estate company that develops, invests, manages and finances real estate assets in the public and private sectors. Mr. Lozier received his B.A. from Baylor University.

              Our Board determined that Mr. Lozier should serve on our Board based on his experience managing large portfolios of real estate assets and his leadership experience.

              Mary Jane Robertson has been our trustee since July 2014. Ms. Robertson was the Executive Vice President, Chief Financial Officer and Treasurer of Crum & Forster Holdings Corp. ("C&F"), an insurance holding company and a wholly-owned subsidiary of Fairfax Financial Holdings Limited (TSX:FFH), from 1999 to 2014. C&F was an SEC reporting company from 2004 to 2010. Prior to joining C&F, from 1998 to 1999, Ms. Robertson was Managing Principal, Chief Financial Officer and Treasurer of Global Markets Access Ltd. (Bermuda), a company that was formed to act as a financial guaranty reinsurer. Ms. Robertson also served as Senior Vice President and Chief Financial Officer of Capsure Holdings Corp. ("Capsure"), a former NYSE-traded insurance holding company, from 1993 to 1997 and was Executive Vice President and Chief Financial Officer of United Capitol Insurance Company, a specialty excess and surplus lines insurer in Atlanta acquired by Capsure in 2010, from its founding in 1986 to 1993. She is a Certified Public Accountant with 10 years of public accounting experience at Coopers & Lybrand. From 2009 to 2014, Ms. Robertson served as a Director of C&F and, from 1999 to 2014, she served as a Director of substantially all of C&F's direct and indirect wholly owned subsidiaries. Ms. Robertson previously served on the Board of Directors of Russell Corporation, a former NYSE-listed public company, from July 2000 to August 2006 and was Chair of its audit committee from 2002 to 2006. Ms. Robertson holds a Bachelor of Commerce from the University of Toronto. She is currently engaged in charitable activities and serves on not-for-profit boards.

              Our Board determined that Ms. Robertson should serve on our Board based on her 30 years of experience as Chief Financial Officer of public and private companies and her accounting background.

              Kenneth Shea has been our trustee since May 2014. Since September 2014, Mr. Shea has been employed as a Senior Managing Director at Guggenheim Securities, LLC, where he manages the real estate, gaming and leisure investment banking practice. From September 2009 until September 2014, Mr. Shea was the President of Coastal Capital Management LLC ("Coastal"), an affiliate of Coastal Development, LLC, a private developer of resort destinations, luxury hotels and casino gaming facilities. Prior to joining Coastal, from 2008 to 2009, Mr. Shea was a Managing Director for Icahn Capital LP, an investment fund company, where Mr. Shea was responsible for principal investments in the gaming and leisure industries. From 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., a global investment bank, where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. At Bear, Stearns & Co., Inc., Mr. Shea played an active role on over $55 billion of mergers and acquisitions and capital raising transactions for many of the leading public companies in the gaming and leisure sectors. Mr. Shea previously served on the Board of Directors of Hydra Industries Acquisition Corporation. Mr. Shea currently serves on the Board of Directors, audit committee and conflicts committee of CVR Refining, LP (NYSE: CVRR), a publicly-traded energy company. Mr. Shea received his M.B.A. from the University of Virginia and his B.A. from Boston College.

              Our Board determined that Mr. Shea should serve on our Board based on his significant experience in corporate finance, mergers and acquisitions and investing, and his knowledge of the capital markets.

              Gerald A. Spector has been our trustee since July 2014. Mr. Spector has served as the Vice Chairman of Equity Residential, a real estate investment and management company focusing on apartment communities, and also serves on Equity Residential's audit committee. Mr. Spector was the Chief Operating Officer of the Tribune Company from December 2009 through December 2010, and served as its Chief Administrative Officer from December 2007 through December 2009, following the Tribune's 2008 Chapter 11 bankruptcy. Mr. Spector was Executive Vice President of Equity Residential from March 1993 and was Chief Operating Officer of Equity Residential from February 1995 until his retirement in December 2007. He began his real estate career in the early 1970's and has extensive prior public and private board experience as well. Mr. Spector holds a B.S.B.A. from Roosevelt University. Mr. Spector is a Certified Public Accountant.

              Our Board determined that Mr. Spector should serve on our Board based on his extensive management and financial experience acquired through more than 45 years of managing and operating real estate companies through various business cycles, his experience in driving operational excellence and development of strategic changes in portfolio focus and his demonstrated leadership skills at the corporate board and executive levels.

              James A. Star has been our trustee since July 2014. Mr. Star has served, since 2003, as President and Chief Executive Officer of Longview Asset Management ("Longview"), a multi-strategy investment firm which assesses, implements and oversees a wide variety of publicly traded and private equity investments across multiple industries and countries, for which he has been a portfolio manager since 1998. He has also served since 1994 as a Vice President of Henry Crown and Company, a private family investment firm affiliated with Longview. From 1998 to 2002, Mr. Star was President and Chief Investment Officer of Star Partners, Inc., a private securities partnership focused on common equities. Mr. Star began his investment career in 1991 as a securities analyst at Harris Associates, a Chicago investment firm. Prior thereto, he practiced corporate and securities law in Illinois, where he was a member of the bar from 1987 to 2011. Mr. Star has been a member of the investment committees for the retirement plans of Henry Crown and Company since 1995, Great Dane Limited Partnership since 1997 and, since 2014, Gillig LLC, Provisur Technologies, Inc. and Trail King Industries, Inc. He has also served as a manager of Longview Trust Company since 2006. Mr. Star is a Director of Teaching Strategies, a software company focused on the education market, as well as the holding companies of Petsmart, Inc., a leading provider of merchandise and services to pet owners. Mr. Star also has served on the Board of Directors of Allison Transmission Holdings, Inc. (NYSE: ALSN) since being elected at the 2016 annual meeting of shareholders. Mr. Star has also been a member of limited partner advisory boards for the Kabouter Funds since 2004 and Valor Equity Partners II since 2007. In prior years, Mr. Star has served on the Board of Trustees of Columbia Acorn Trust and Wanger Advisor Trust, which are registered mutual funds, and a number of private company boards. Mr. Star is a member of the Global Advisory Board of the Kellogg Graduate School of Business at Northwestern University and the Chicago chapter of World Presidents Organization. Mr. Star received a B.A. from Harvard University and holds a J.D. from Yale Law School and a Masters of Management from Kellogg Graduate School of Management at Northwestern University.

              Our Board determined that Mr. Star should serve on our Board based on his significant investment management experience and his experience serving on boards of trustees.

Vote Required and Recommendation

              Trustees are elected by a majority of votes cast in an uncontested election (meaning an election in which the number of nominees for election equals or is less than the number of trustees to be elected). The current election is uncontested and therefore, a majority of votes cast for each trustee nominee is required to elect a trustee nominee. For purposes of this proposal, "a majority of votes cast" means that the number of shares voted "FOR" a trustee's election exceeds 50% of the total number of votes cast with respect to that trustee's election, and votes "cast" means votes "FOR" and "WITHHOLD." There is no cumulative voting in the election of trustees. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE "FOR" ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

              In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are presenting this proposal, commonly known as a "say-on-pay" proposal, to provide shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this Proxy Statement.

              We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading "Compensation Discussion and Analysis," our executive compensation program is designed to attract and retain effective executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive's compensation is tied directly to shareholder value.

              For these reasons, we are recommending that our shareholders vote "FOR" the following resolution:

"RESOLVED, that the shareholders hereby approve, on a non-binding advisory basis, the compensation of the Company's named executive officers for 2017, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in the Proxy Statement."

              While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Trustees intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

Vote Required and Recommendation

              The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company's named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. The Audit Committee has selected and appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, the Audit Committee and its chairman were directly involved in the selection of Ernst & Young LLP's lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

              Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee's selection of Ernst & Young LLP as our independent registered public accounting firm for 2018. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders' best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

              A representative of Ernst & Young LLP will not be making a statement at the Annual Meeting but will be present and available to respond to appropriate questions.

Vote Required and Recommendation

              The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Therefore, for purposes of this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Principal Accountant Fees and Services

              Ernst & Young LLP acted as our independent registered public accounting firm for 2017 and 2016. The fees and expenses for services provided by Ernst & Young LLP to us for the last two fiscal years are listed in the table below:

	2017	2016
Audit fees	$945,600	$1,096,620
Audit related fees[1]	$0	$42,000
Tax fees[2]	$0	$407,125
Subtotal	$945,600	$1,545,745
All other fees	$1,680	$4,000
Total fees	$947,280	$1,549,745

Pre-Approval Policies and Procedures

              The Audit Committee has established policies and procedures to review and approve, either pursuant to the Audit Committee's Policy Regarding Pre-Approval of Audit and Non-Audit Services (the "Pre-Approval Policy") or through a separate pre-approval by the Audit Committee, the engagement of the Company's independent auditor to provide any audit or non-audit services to the Company, which policies and procedures are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence.

              Under these policies and procedures, no services may be undertaken by the independent registered public accounting firm unless the engagement is specifically approved by the Audit Committee or the services are included within a category that has been pre-approved in the Pre-Approval Policy. The maximum charge for services is established by the Pre-Approval Policy or by the Audit Committee when the specific engagement or the category of services is approved.

              All services for which we engaged our independent registered public accounting firm in 2017 and 2016 were approved by the Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2017 and 2016 are set forth above. The Audit Committee approved the engagement of Ernst & Young LLP to provide the non-audit services because it determined that Ernst & Young LLP providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

1 Audit related fees in 2016 related to services provided with respect to our leases.

2 The tax fees in 2016 were for services involved in reviewing our tax reporting and tax compliance procedures related to our income tax returns for the fiscal years ended December 31, 2016 and 2015, respectively, including services relating to the Company's conversion to an UPREIT.

 AUDIT COMMITTEE REPORT

              The Audit Committee is currently composed of Ms. Robertson and Messrs. Glickman and Linneman. The members of the Audit Committee are appointed by and serve at the discretion of the Board. All members of the Audit Committee are independent under applicable NYSE and SEC rules.

              One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company's financial statements. The Company's management team has the primary responsibility for the financial statements and the reporting process, including the Company's accounting policies, internal audit function, system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017 with our management.

              The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company's independent auditors. The Company's independent auditor is currently Ernst & Young LLP. The Audit Committee reviewed the audited financial statements for the year ended December 31, 2017 with the independent auditors, which are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301, Communications with Audit Committees.

              The independent auditors have provided to the Audit Committee the written disclosures regarding the independent auditor's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the independent auditors their independence.

              In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company's audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE
Mary Jane Robertson, Chairman Edward A. Glickman Peter Linneman

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

              Our corporate governance is structured in a manner that the Board believes closely aligns our interests with those of our shareholders. Some notable features of our corporate governance structure include the following:

  •
  our Charter requires that in uncontested trustee elections, each trustee must be elected by at least a majority of votes cast in his or her election;

  •
  our Board is not staggered, with each of our trustees subject to re-election annually, and the Board cannot elect to stagger the Board without shareholder approval;

  •
  we have an independent lead trustee with robust duties;

  •
  we have separate chairman and chief executive officer positions;

  •
  of the 11 persons who currently serve on our Board, 9, or 82% of our trustees, have been determined by us to be independent for purposes of the NYSE's corporate governance listing standards and Rule 10A-3 under the Exchange Act;

  •
  our independent trustees hold regular executive sessions;

  •
  all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under applicable NYSE and SEC rules;

  •
  all members of our Audit Committee qualify as "financial experts" under SEC rules;

  •
  we review the performance of our Board and committees annually and our Board conducts annual self-evaluations;

  •
  our trustees and employees are bound by our Code of Business Conduct and Ethics;

  •
  we have meaningful share ownership guidelines for our trustees (4x annual cash retainer), chief executive officer (6x salary) and other named executive officers (3x salary);

  •
  we have opted out of the Maryland business combination and control share acquisition statutes;

  •
  we do not have a shareholder rights plan (commonly known as a "poison pill");

  •
  our trustees and executive officers are bound by our anti-hedging and anti-pledging policies;

  •
  all of our named executive officers are subject to a compensation clawback policy;

  •
  we actively engage with our shareholders throughout the year;

  •
  our shareholders have the ability to amend the Company's bylaws by majority vote;

  •
  we do not have employment agreements with our executive officers; and

  •
  our Board and committees actively oversee and manage the Company's risk.

              Our Charter and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 13 and may not be decreased to fewer than three.

              There are no family relationships among our executive officers and trustees. The Board has affirmatively determined that all of our trustee nominees except Mr. Zell, the Chairman of the Board, and Mr. Helfand, our President and Chief Executive Officer, are independent under applicable NYSE and SEC rules.

Board Leadership Structure

              Sam Zell has served as Chairman and David Helfand has served as our President and Chief Executive Officer since May 2014. The Board does not have a policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. However, it evaluated the combined role of Chairman and Chief Executive Officer, and the Board has determined that, based on Messrs. Zell and Helfand's combined experience, it is in the best interests of our shareholders at this time to separate the roles.

              To strengthen the role of our independent trustees and encourage independent Board leadership, the Board has established the position of lead independent trustee. Currently, Mr. Linneman serves as our lead independent trustee. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead independent trustee include, among others:

  •
  serving as liaison among (i) management, including the Chief Executive Officer, (ii) our other independent trustees, (iii) employees reporting misconduct that by their nature cannot be brought to management, and (iv) interested third parties and the Board;

  •
  presiding at executive sessions of the independent trustees;

  •
  serving as the focal point of communication to the Board regarding management plans and initiatives;

  •
  ensuring that the division of roles between Board oversight and management operations is respected;

  •
  providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and

  •
  serving as the communication conduit for third parties who wish to communicate with the Board.

              Our lead independent trustee will be selected on an annual basis by a majority of the independent trustees then serving on the Board.

Executive Sessions

              Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board devotes a portion of each regularly scheduled board meeting to executive sessions without management participation. In addition, our Corporate Governance Guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE's listing standards, at least one such executive session convened per year shall include only independent trustees, at which the lead trustee presides.

Attendance of Trustees at 2017 Board Meetings and Annual Meeting of Shareholders

              During the year ended December 31, 2017, our Board held five meetings and took eight actions by unanimous written consent. In 2017, each trustee attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. All 11 of our current trustees attended our 2017 annual meeting of shareholders. In accordance with our Corporate Governance Guidelines, the Company's policy is for trustees to attend board meetings, meetings of committees on which they serve, and the annual meeting of shareholders.

Committees of the Board

              Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees must be comprised entirely of independent trustees, as that term is defined in the NYSE listing standards, and have at least three members. Our Board may from time to time establish other committees to facilitate the management of our Company.

              The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Trustee	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James S. Corl	X			X
Martin L. Edelman	X			X
Edward A. Glickman	X	X*
Peter Linneman	Lead	X*
James L. Lozier, Jr.	X		X
Mary Jane Robertson	X	Chair*
Kenneth Shea	X		Chair
Gerald A. Spector	X		X
James A. Star	X			Chair

* Audit committee financial expert

              The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.eqcre.com.

  Audit Committee

              The Audit Committee consists of Ms. Robertson and Messrs. Glickman and Linneman, with Ms. Robertson serving as its Chairman. The Audit Committee Charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act and applicable rules and regulations of the SEC. Our Board has determined that all of the members of the Audit Committee meet the foregoing requirements. The Board also has determined that Ms. Robertson, Mr. Glickman and Mr. Linneman each qualify as an "audit committee financial expert," as defined by the applicable SEC regulations and NYSE corporate governance listing standards.

              The Audit Committee Charter sets forth the principal functions of the Audit Committee, which include overseeing:

  •
  our accounting and financial reporting processes;

  •
  the integrity and audits of our consolidated financial statements and financial reporting process;

  •
  our systems of disclosure controls and procedures and internal control over financial reporting;

  •
  our compliance with financial, legal and regulatory requirements;

  •
  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function;

  •
  the review of all related party transactions in accordance with our related party transactions policy; and

  •
  our overall risk profile.

              The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement.

              During the year ended December 31, 2017, our Audit Committee held eight meetings.

  Compensation Committee

              The Compensation Committee consists of Messrs. Shea, Lozier and Spector, with Mr. Shea serving as its Chairman. The Compensation Committee Charter requires that all members of the committee meet the independence requirements of the NYSE, applicable rules and regulations of the SEC and any other applicable rules relating to independence, qualify as a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and qualify as an "outside director" for purposes of

Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has determined that all of the members of the Compensation Committee meet the foregoing requirements.

              The Compensation Committee Charter sets forth the principal functions of the Compensation Committee, which include:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

  •
  reviewing and approving the compensation of our other executive officers;

  •
  reviewing our executive compensation policies and plans;

  •
  determining the number of shares underlying, and the terms of, equity awards to be granted to our trustees, executive officers and other employees pursuant to these plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

              The Compensation Committee Charter permits the committee to delegate its authority to its members as the committee deems appropriate, provided that any delegate must report any actions taken by the delegate to the full committee at its next regularly scheduled meeting. The Compensation Committee has not delegated its authority to any member of the committee.

              During the year ended December 31, 2017, our Compensation Committee held six meetings.

  Nominating and Corporate Governance Committee

              The Nominating and Corporate Governance Committee consists of Messrs. Edelman, Corl and Star, with Mr. Star serving as its Chairman. The Nominating and Corporate Governance Committee Charter requires that all members of the committee meet the independence requirements of the NYSE, applicable rules and regulations of the SEC and any other applicable rules relating to independence. Our Board has determined that all of the members of the Nominating and Corporate Governance Committee meet the foregoing requirements.

              The Nominating and Corporate Governance Committee Charter sets forth the principal functions of the Nominating and Corporate Governance Committee, which include:

  •
  identifying, recruiting and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;

  •
  developing and recommending to the Board Corporate Governance Guidelines, including the committee's selection criteria for trustee nominees, and implementing and monitoring such guidelines;

  •
  reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

  •
  recommending to the Board nominees for each committee of the Board;

  •
  annually facilitating the assessment of the Board's performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

  •
  overseeing the Board's evaluation of management.

              During the year ended December 31, 2017, our Nominating and Corporate Governance Committee held four meetings.

Trustee Nominee Selection Process

              Our Corporate Governance Guidelines set forth minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:

  •
  integrity;

  •
  an ability to exercise sound judgment;

  •
  an ability to make independent analytical inquiries;

  •
  an ability and willingness to devote adequate time and resources to diligently perform Board duties;

  •
  appropriate and relevant business experience and acumen; and

  •
  a reputation, both personal and professional, consistent with our image and reputation.

              We believe that the culture we foster at EQC is an important contributor to our success. As a part of our culture, we seek differing perspectives in order to effectively manage risk and create value. Diversity of all types brings varying perspectives, and we will continue to seek out talented individuals of varying backgrounds to serve as trustees of the Company. While the Board does not have a formal policy specifying how diversity should be applied in identifying or evaluating trustee candidates, each trustee candidate's background and personal experience will be significant in the Board's candidate identification and evaluation process to help ensure that the Board is well situated to pursue our business strategy.

              The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) members of the Nominating and Corporate Governance Committee, (b) our trustees, and (c) our shareholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

              As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Nominating and Corporate Governance Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Corporate Governance Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee's process of recommending trustee candidates. The Nominating and Corporate Governance Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

              After a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.

              Pursuant to our bylaws, any nominee for trustee that is not elected by the vote required by our bylaws and who is an incumbent trustee will promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation, or whether other action should be taken.

Board Oversight of Risk Management

              One of the key functions of our Board is informed oversight of our risk management process. Our Board will administer this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight as follows:

  •
  Audit Committee: The Audit Committee, which meets at least quarterly and reports its findings to the Board, will perform a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee will review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also will annually review, approve and oversee an internal audit plan developed by our internal auditor with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meet with our internal auditing personnel to review the results of our internal audits, and direct or recommend to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management.

  •
  Compensation Committee: The Compensation Committee, in consultation with the Company's executive officers, reviews the Company's policies and procedures with respect to risk assessment and risk management for compensating all employees of the Company, including non-executive employees, on an annual basis and periodically reports its findings to the Board. The Compensation Committee does not believe there are any risks from the Company's compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.

  •
  Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee will monitor the general operations of the Board and the effectiveness of our Corporate Governance Guidelines, including whether they are successful in assuring adherence to good corporate governance principles.

              The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to effectively monitor the risks discussed above.

Corporate Governance Guidelines

              Our Corporate Governance Guidelines reflect the Board's commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things:

  •
  the responsibilities and qualifications of trustees, including trustee independence;

  •
  the functioning of the Board;

  •
  the responsibilities, composition and functioning of the Board committees;

  •
  the appointment and role of the lead independent trustee;

  •
  principles of trustee compensation; and

  •
  management succession and review.

              A copy of the Corporate Governance Guidelines is available on our website at www.eqcre.com.

Code of Business Conduct and Ethics

              Our Code of Business Conduct and Ethics applies to trustees, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

              Any waiver of any provision of the Code of Business Conduct and Ethics for our executive officers or trustees may be made only by the Nominating and Corporate Governance Committee or another committee of our Board comprised solely of independent trustees or a majority of our independent trustees. Any such waiver for our executive officers or trustee will be disclosed to shareholders within four business days of such waiver. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

              A copy of the Code of Business Conduct and Ethics is available on our website at www.eqcre.com.

Sustainability and Social Responsibility

              Our Company is dedicated to cultivating sustainability and social responsibility in our business. We seek to operate our properties efficiently from both an economic and environmental perspective. Of the sixteen properties in our portfolio as of December 31, 2017 (excluding properties held for sale), nine of our properties either have been certified with the EPA's Energy Star label, have achieved LEED certification from the US Green Buildings Council or have both certifications. We look to implement socially responsible measures throughout our business and recognize that doing so is integral to measuring our overall success. We believe in a shared commitment to sustainability and social responsibility and that such a commitment facilitates value creation for our stakeholders.

              For further information on our Company's efforts with respect to sustainability and social responsibility, please visit our sustainability page within the investor relations section of our website.

Communications with the Board

              As described in our Corporate Governance Guidelines, shareholders and other interested parties may communicate with the Board by communicating directly with our lead independent trustee by sending written correspondence to the "Lead Trustee" c/o the Chief Financial Officer of Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, who will then directly forward such correspondence to the lead independent trustee. The lead independent trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

              No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC's rules requiring disclosure of certain relationships and related party transactions. No executive officer serves as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2017 there were no interlocks with other companies within the meaning of the SEC's proxy rules.

EXECUTIVE OFFICERS

              The following are the ages, positions and offices held by each of our executive officers. Unless otherwise specified, the business address of the executive officers is c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606.

Name	Position With the Company	Age as of the Annual Meeting
David Helfand	Trustee, President and Chief Executive Officer	53
Adam S. Markman	Executive Vice President, Chief Financial Officer and Treasurer	53
David S. Weinberg	Executive Vice President and Chief Operating Officer	49
Orrin S. Shifrin	Executive Vice President, General Counsel and Secretary	51

              Our executive officers serve at the discretion of the Board. Please see "Proposal 1: Election of Trustees—Biographies of Trustee Nominees" for the biography of David Helfand.

              Adam S. Markman has been our Executive Vice President, Chief Financial Officer and Treasurer since July 2014. Mr. Markman served as Managing Director of Green Street Advisors, Inc., a real estate research firm ("Green Street"), where he worked from 1994 to 2014. While at Green Street, Mr. Markman was in charge of the firm's consulting and advisory practice, played a key role in the firm's investment arm for real estate investment trusts and previously led the firm's retail and lodging research efforts. Mr. Markman has also served as a real estate consultant at Kenneth Leventhal & Co. Mr. Markman was a member of Green Street's Board of Directors, currently sits on Mark IV Capital's Board of Directors and is an adviser to Twin Rock Partner's Housing Fund. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI). Mr. Markman earned his M.B.A. in Finance/Real Estate from Columbia University and a B.A. from U.C. Berkeley.

              David S. Weinberg has been our Executive Vice President and Chief Operating Officer since May 2014. Prior to joining us, Mr. Weinberg served as the Chief Investment Officer of EQX Real Estate Partners, L.P., a private investment firm ("EQX"), from January 2014 and worked on real estate and real estate-related investments for Equity Group from January 2012 to December 2013. Prior to joining Equity Group, from 2007 through 2011, Mr. Weinberg was responsible for investments in the multifamily and office sectors at Helix Funds and oversaw Helix Funds' dispositions for ARC. Mr. Weinberg also served as Vice President of Investments and Asset Management at EOP where he worked from 2003 to 2007. In this role, he participated in over $6 billion of investment activity and oversaw EOP's 16 million-square-foot office portfolio in Southern California. Earlier in his career, Mr. Weinberg was Vice President of acquisitions at LaSalle Investment Management and an attorney at the law firm of Sidley Austin LLP. Mr. Weinberg received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.

              Orrin S. Shifrin has been our Executive Vice President, General Counsel and Secretary since May 2014. Prior to joining us, Mr. Shifrin served as General Counsel, Secretary and Chief Compliance Officer of EQX from January 2014 and handled legal matters for Equity Group's real estate investment activity. Mr. Shifrin currently serves as the General Counsel and Secretary for Helix Funds where he participated in the acquisition, management and disposition of over $2.2 billion in real estate assets. Mr. Shifrin also previously served as the General Counsel for ARC. Prior to joining Helix Funds, Mr. Shifrin served as a Principal at Terrapin Properties, LLC, a privately-held real estate investment and development company, where he worked from October 2002 to April 2005 and where his role involved general counsel duties, business development and operations. While there, Mr. Shifrin was involved in over $200 million of residential and commercial real estate-related transactions. Prior to that, Mr. Shifrin was a Partner at the law firm of Katten Muchin Rosenman, where he worked for over 10 years. Mr. Shifrin received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.

              Messrs. Weinberg and Shifrin have each been an employee of or otherwise involved in the operation of Equity Group and Helix Funds and are expected to have limited involvement in their activities.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

              This Compensation Discussion and Analysis provides a detailed description of the Company's executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis discusses the compensation of the following individuals, who were the Company's named executive officers for 2017:

Name	Title

David A. Helfand	President and Chief Executive Officer
Adam S. Markman	Executive Vice President, Chief Financial Officer and Treasurer
David S. Weinberg	Executive Vice President and Chief Operating Officer
Orrin S. Shifrin	Executive Vice President, General Counsel and Secretary

Overview of Company Performance during 2017

              2017 was another year of meaningful accomplishment for our Company. We continued to create value and reduce risk by making progress on our business strategy to reshape our portfolio, strengthen our balance sheet, improve leasing and operations, and foster a cohesive culture to serve as the foundation for value creation for our shareholders. More specifically, we accomplished the following during 2017:

    Continued Repositioning Our Portfolio

  •
  Disposed of 17 properties consisting of 38 buildings in 15 separate transactions for an aggregate sales price of approximately $1.0 billion (including assets held for sale)

  •
  Improved the quality of our portfolio, reduced risk and created liquidity through asset repositioning and dispositions

  •
  Evaluated numerous external growth opportunities, including single and multi-asset acquisitions as well as corporate-level opportunities

    Strengthened Balance Sheet

  •
  Utilized sale proceeds from our dispositions to repay approximately $293 million of debt while increasing our balance of cash and marketable securities by approximately $536 million to $2.6 billion

  •
  Earned improved senior unsecured and preferred stock ratings with Moody's, reflecting management's success in simplifying and repositioning the portfolio, maintaining low leverage, and improving liquidity

  •
  Improved our capital structure to provide flexibility and liquidity for future shareholder value creation

    Improved Leasing and Operations

  •
  Completed new leasing of approximately 489,000 square feet and renewed leases covering approximately 468,000 square feet in our 16-property portfolio

  •
  Created value through asset repositioning and executing material leases that enhanced the value of sold assets

    Fostered a Corporate Culture to Serve as Foundation for Value Creation for Shareholders

  •
  Fostered a company culture based on a meritocracy, where integrity, diversity of opinion, working passionately and collaboration are fundamental

  •
  Continued to reduce corporate office staffing in connection with downsizing of portfolio

  •
  Engaged with over 150 institutional investors through various conferences, property tours, non-deal road shows and conference calls

              Our Company's total return for the five years ended December 31, 2017 was 104.2% (versus the Morgan Stanley REIT Index ("RMS") return of 56.3%), total return for the three years ended December 31, 2017 was 18.9% (versus the RMS return of 17.0%) and total return in 2017 was 0.9% (versus the RMS return of 5.1%). Overall, as shown below, the quality of our portfolio has increased significantly as the size of our portfolio has decreased:1

1 The year-end 2017 portfolio excludes assets held for sale.

              During this same time period, the market value of our equity increased $0.5 billion, we reduced our debt and preferred equity balances by approximately $1.6 billion, and we increased our balance of cash and marketable securities by $2.2 billion.

              We now have a portfolio of higher quality properties in better markets with reduced exposure to lower quality assets in tertiary markets, having created substantial value while reducing risk. We have generated a significant amount of cash through asset dispositions, which we will look to deploy into opportunistic investments that further improve the quality of our portfolio and create long-term value for our shareholders. If we do not redeploy our capital, we may decide to sell or liquidate the Company if we believe a sale or liquidation maximizes shareholder value. Given our focus on asset dispositions and the repositioning of our portfolio, the Company is atypical and we believe standard REIT financial metrics are not currently an appropriate gauge of our performance.

Compensation Objectives and Philosophy

              Our compensation program, as approved by the Compensation Committee for 2017, is designed to accomplish four key objectives:

  1.
  reward effective executive officers who create long-term value for the Company's shareholders;

  2.
  align the long-term interests of our executive officers with the interests of the Company and the Company's shareholders;

  3.
  reward financial and operating performance and leadership excellence; and

  4.
  retain and motivate executives to remain at the Company for the long-term.

              Our compensation program has the following components: (1) base salary, (2) annual cash incentive compensation, (3) long-term, at-risk time and performance-based equity compensation, and (4) health and welfare benefits that are made available to all of our employees.

              We maintain an ongoing dialogue with investors and are open to investor feedback on executive compensation.

Compensation Snapshot

	OBJECTIVES	KEY FEATURES
Base Salary	• Recognize ongoing performance of job responsibilities and leadership excellence • Provide a regular source of income so employees can focus on day-to-day responsibilities	• Fixed compensation paid in cash • Based on competitive pay, taking into account job scope, position, knowledge, skills and experience

Short-Term Annual Incentive Program (STIP)

•

Motivate the achievement of Company and individual strategic objectives on an annual basis

•

Reward financial and operating performance and leadership excellence

•

Balances objectivity with subjectivity in an effort to support the Company's business strategy

•

Variable cash compensation based on achievement of pre-defined annual performance goals

•

For 2017, funded upon achievement of objective corporate goals (50%) and individual subjective goals (50%); for 2018, funded upon achievement of objective corporate goals (67%) and individual subjective goals (33%)

Long-Term Incentive Compensation Program (LTIC Program)

•

Encourages executives to achieve multi-year strategic and financial objectives to create shareholder value

•

Aligns the long-term interests of executives with the interests of the Company and the Company's shareholders

•

Provides a retention mechanism with vesting over a multi-year period to motivate our executives to remain at the Company for the long-term

•

Long-term equity compensation with 67% based on the achievement of pre-defined forward looking performance goals and the remaining 33% based on continued employment by the Company

•

Performance awards are a four-year program based on relative total shareholder return ("TSR") measured over a three-year performance period (vs. the TSRs of the companies that comprise the NAREIT Office Index) with a modifier (reduction) applied for absolute TSR performance that is negative

•

For the time-based and performance-based awards, vesting is back-end loaded (50% vests on the fourth anniversary)

              We believe that the structure of our executive compensation program, as outlined above, is both aligned with the interests of our shareholders and serves to attract and retain talented executives. With a majority of each executive's compensation opportunity "at risk", we believe the interests of the executives are appropriately linked to Company performance.

              For 2017, the following charts illustrate the target mix of compensation components for our Chief Executive Officer and the average target mix of our other named executive officers. For our Chief Executive Officer and other named executive officers, the majority, 65% and 60%, respectively, of their total target compensation is at-risk, performance-based compensation (i.e., the annual cash bonus and performance-based equity). For our Chief Executive Officer and other named executive officers, the majority, 67% and 57%, respectively, of their total target compensation is allocated to long-term incentive (equity) pay subject to various additional performance and vesting criteria while a minority portion is cash-based, further enhancing our named executive officers' alignment with our shareholders.

              The following chart illustrates that, with respect to the LTIC Program, a significant portion is subject to future performance based on relative total shareholder return vs. our peers while a limited portion is based solely on continued employment by the Company. The allocation of performance-based and time-based awards is consistent between our Chief Executive Officer and other named executive officers. We believe this structure encourages performance and promotes retention during a period in which we are undergoing significant change at our organization.

Executive Compensation Program Highlights

              The table below highlights certain practices that we have utilized and others that we have avoided because we believe doing so is in the best interests of our shareholders:

Pay for Performance. Compensation paid under our annual short-term incentive program and our LTIC Program is based on a mixture of performance metrics that span both annual (short-term) and multi-year (long-term) performance periods. The leading metric is our relative total shareholder return compared to the total shareholder returns of the companies that comprise the NAREIT Office Index, with a reduction modifier applied if our return is negative.
No Single Trigger Change in Control Provisions. Upon a change in control, a qualified termination must occur for award acceleration to occur (12-month window period).

Pay for Performance Compensation Mix. The overall compensation opportunity that is fixed is limited while a significant portion is at-risk and can only be earned based on the achievement of certain criteria.
No Executive Perquisites. We do not provide any supplemental executive retirement plans, company cars, club memberships or other executive perquisites.

Stock Ownership Guidelines. We have ownership guidelines in place for our chief executive officer (6x salary) and other named executive officers (3x salary), as well as for our non-employee trustees (4x annual cash retainer).
Limited Retirement and Health Benefits. We do not have a defined benefit plan.

Clawback Policy. Our clawback policy covers all incentive-based compensation (cash and equity) and applies to all of our named executive officers in the event of a material restatement of the Company's financials as a result of misconduct.	No Hedging or Pledging of Company Stock. Our anti-hedging and anti-pledging policies prohibit our trustees and executive officers from engaging in hedging and pledging activities.

Independent Compensation Consultant. The Compensation Committee retained an independent compensation consulting firm, FTI Consulting, Inc., with expertise in the REIT industry.	No Gross-Ups. We do not have any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

Compensation Risk Assessment. The Compensation Committee conducted a compensation risk assessment to ensure that the executive compensation program does not encourage excessively risky behaviors.	No Dividends on Unearned Performance Awards. We will not pay dividend equivalents with respect to performance-based awards unless and until the awards are earned, at which time each holder of an earned award will receive an amount in cash equal to the aggregate amount of dividends that would have been paid in respect of the common shares underlying the award had such shares been issued to the holder on the first day of the performance period. Thereafter, dividend equivalents will be paid currently on earned awards.

Compensation Determination Process

  Role of the Compensation Committee and Management

              The Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation of the Company's named executive officers on an annual basis. The Compensation Committee evaluates the performance of each named executive officer in light of these goals and objectives and, on the basis of such evaluation, determines and approves the compensation for each named executive officer. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the named executive officers other than the Chief Executive Officer.

              In determining the appropriate compensation for the Company's named executive officers, the Compensation Committee considers the Company's performance and shareholder return, the amount of compensation payable, including incentive awards, to similarly-situated officers at comparable companies, any shareholder vote on compensation and any other factors the Compensation Committee deems necessary or appropriate in its discretion. The Compensation Committee seeks to ensure that our compensation plans are designed with an appropriate balance of risk and reward in relation to the Company's overall business strategy and do not encourage excessive or unnecessary risk-taking behavior. In addition, the Compensation Committee seeks to ensure that our programs encourage high performance, promote accountability and align our named executive officers' interests with those of our shareholders.

  Advisory Vote on Named Executive Officer Compensation

              Our shareholders overwhelmingly approved the compensation of our named executive officers in the non-binding advisory vote that we conducted at the 2017 annual meeting of shareholders, with approximately 93% of the votes cast in favor of this proposal. The Compensation Committee considered these voting results as supportive of our executive compensation philosophy and determined to continue our current compensation practices.

  The Role of the Compensation Consultant

              Under its charter, the Compensation Committee has the sole authority to retain and terminate outside legal or other advisors to the Compensation Committee as it deems necessary and appropriate in its sole discretion, including compensation consultants. The Compensation Committee has engaged FTI Consulting, Inc. ("FTI") to advise it on matters related to the compensation of our executive officers and our compensation plans. FTI is engaged by, and reports directly to, the Compensation Committee, which has the sole authority to retain or terminate FTI and to approve the consultant's fees and other retention terms. FTI provides no other services to the Company. The Compensation Committee has reviewed the independence of FTI in light of SEC rules and NYSE listing standards regarding compensation consultants, and the Compensation Committee has concluded that FTI's work is independent and does not raise any conflict of interest.

              The Compensation Committee has retained FTI to, among other things: (1) assist in benchmarking our executive compensation against our peers; (2) analyze trends in compensation in the marketplace generally and compensation program design changes among our peers specifically; (3) provide updates with respect to new legislative matters related to compensation; and (4) provide general guidance with respect to appropriate compensation levels and structures.

  Use of Benchmarking and Peer Group Data

              The Compensation Committee uses peer group data as one tool in assessing and determining pay for our executive officers. Competitive market data is intended to provide a framework for current market pay practices, trends, best practices, and overall industry performance.

              Each year, the Company reviews its peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In connection with these efforts, a variety of factors were utilized to determine our peer group's members, including: (1) REITs that are comparable to us based on size, (2) REITs that are comparable to us based on asset class (office), (3) REITs with a higher degree of complexity and management intensive operations, and/or (4) peer group continuity. The Compensation Committee reviewed potential additions/deletions from the peer group in 2017 and determined that the historical peer group was still appropriate and no changes were necessary. As a result, the same Public REIT Peer Group and Office REIT Subset Peer Group used in 2016 were used again in 2017.

              The following table contains the name of each company within both peer groups. As of December 31, 2017, all of the peer companies (other than Boston Properties) rank between approximately 0.7x and 3.3x our Company's equity market capitalization. Boston Properties is outside these parameters and is included in our peer groups because it is the largest public company in the office business and widely considered to be a blue chip company in the office sector.

Public REIT Peer Group	Office REIT Subset
Alexandria Real Estate Equities, Inc.	Alexandria Real Estate Equities, Inc.
Boston Properties, Inc.	Boston Properties, Inc.
Brandywine Realty Trust	Brandywine Realty Trust
Camden Property Trust	Columbia Property Trust, Inc.
Columbia Property Trust, Inc.	Douglas Emmett, Inc.
Douglas Emmett, Inc.	Highwoods Properties, Inc.
Highwoods Properties, Inc.	Hudson Pacific Properties, Inc.
Hudson Pacific Properties, Inc.	Piedmont Office Realty Trust, Inc.
Liberty Property Trust
Piedmont Office Realty Trust, Inc.
PS Business Parks, Inc.
Regency Centers Corporation
W.P. Carey, Inc.
Weingarten Realty Investors

Elements of Compensation

  Base Salary

              We pay our named executive officers base salaries to provide them with a predictable and stable source of cash income in order to compensate them for performing the requirements of their respective positions and to retain and motivate them.

              The Compensation Committee reviews each named executive officer's annual base salary on an annual basis, and any adjustments to an executive's base salary are based on the Compensation Committee's evaluation of the executive's performance in light of the corporate goals and objectives established by the Compensation Committee each year with respect to the compensation of the executive officers. In determining the appropriate annual base salary for each named executive officer, the Compensation Committee also considers the executive's contribution to the Company, the Company's performance and shareholder return, the amount of compensation payable to similarly-situated executives at comparable companies (including any increases in such compensation), any shareholder vote on compensation and any other factors the Compensation Committee deems necessary or appropriate in its discretion.

              On January 24, 2017, the Compensation Committee approved a 3% increase in the annual base salary for each of Messrs. Helfand, Markman, Weinberg and Shifrin for the 2017 fiscal year, as set forth in the table below. The Compensation Committee approved these increases based on the factors discussed above in the preceding paragraph.

Named Executive Officer	2016 Base Salary	2017 Base Salary

David A. Helfand	$618,000	$636,540

Adam S. Markman	$463,500	$477,405

David S. Weinberg	$550,000	$566,500

Orrin S. Shifrin	$463,500	$477,405

              See the section below entitled "Compensation Discussion and Analysis – 2018 Compensation Actions – 2018 Base Salaries" for information on certain increases in the annual base salaries for the named executive officers that the Compensation Committee approved in 2018 for the 2018 fiscal year.

  Annual Cash Incentive Compensation

              The Company's named executive officers are eligible to receive annual bonuses under the Company's Short-Term Annual Incentive Program (the "STIP") based on the achievement of certain performance criteria for the applicable fiscal year, as determined by the Compensation Committee. The purpose of the STIP is to encourage outstanding Company and individual performance by motivating the Company's executives to achieve short-term Company and individual goals by rewarding performance measured against key annual strategic objectives. STIP bonuses are paid 100% in cash.

              In January 2017, the Compensation Committee approved corporate and individual performance goals for determining the amount of cash bonuses to be awarded to our named executive officers for the 2017 fiscal year under the STIP. In setting these goals, the Compensation Committee believed that, as an atypical REIT in the midst of repositioning the portfolio, assessing the performance of our named executive officers would be difficult using purely objective, quantitative goals. Rather, the goals were based 50% on the achievement of the following objective corporate performance metrics, with threshold, target and maximum values established by the Compensation Committee at what it believed to be appropriately rigorous and challenging levels for each metric:

  •
  volume of property dispositions;

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  same property leased occupancy; and

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  same property cash net operating income.

              Specifically, in connection with our Board-approved office repositioning strategy, the Compensation Committee tied the Company's named executive officers' annual bonuses to this objective by measuring the volume of property dispositions, taking into consideration the uncertainty regarding market conditions and the specific dispositions contemplated. Additionally, the Compensation Committee looked to quantify the effectiveness of our named executive officers in retaining and attracting tenants to the Company's assets, which is captured in the measurement of same property leased occupancy. Change in same property cash net operating income measures the named executive officers' ability to impact the Company's earnings at our assets, which captures both changes in rents and whether expenses are being controlled. The Compensation Committee selected these metrics as they believed that they are key indicators of whether we are successfully executing our business strategy. The Compensation Committee established the following threshold, target and maximum values for each metric, whereby the Company exceeded the maximum value for two metrics and exceeded the target value but fell short of the maximum value for the other metric:

Performance Metric	Percentage	Threshold	Target	Maximum	Actual

Volume of Property Dispositions	33.33%	$350 Million	$500 Million	$650 Million	$1.022 Billion

Same Property Leased Occupancy	33.33%	75 Basis Points below Target	91.17%	75 Basis Points above Target	77 Basis Points above Target

Same Property Cash Net Operating Income[1]	33.33%	50 Basis Points below Target	$130.3 Million	50 Basis Points above Target	13 Basis Points above Target

              As shown in the table above, for fiscal year 2017, the Company achieved the property dispositions and same store property leased occupancy metrics in excess of the maximum value established by the Compensation Committee for each such metric, and therefore the Compensation Committee awarded maximum credit for each such metric for purposes of determining the bonus payouts. The Company achieved the same property cash net operating income metric between the target and the maximum values established by the Compensation Committee for such metric, and interpolated between those levels for purposes of determining the bonus payouts.

              The volume of property dispositions was achieved in excess of maximum because we were able to take advantage of a strong market to sell more assets than we anticipated, including: (i) the sale of 1500 Market Street in Philadelphia, PA, for a gross sales price of $328 million, and (ii) 1600 Market Street in Philadelphia, PA, being classified as held for sale for $160 million as of December 31, 2017.

              The other 50% of award determinations under the STIP for fiscal year 2017 were based on the achievement of subjective individual performance goals that the Compensation Committee established for each of our named executive officers. In setting these goals for 2017, the Compensation Committee believed that, as the Company continued to execute on its strategy, the performance of our named executive officers would be difficult to assess with purely objective, quantitative goals. Since assuming responsibility for operations from our former external manager in 2014, we have focused on rationalizing and upgrading our portfolio through asset dispositions and investments in higher quality properties. We have generated a significant amount of cash through asset dispositions, which we will look to use in the future to make opportunistic investments that further improve the quality for our portfolio and create long-term value for our shareholders. If we do not redeploy our capital, we may

1 Cash Net Operating Income is net operating income, or NOI, excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2017 through December 31, 2017. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures and included in volume of property dispositions. Please see footnote 3 on page 31 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for a description of NOI.

sell or liquidate the Company if such a sale or liquidation maximizes shareholder value. In order to continue to motivate our named executive officers and reward their performance during this time of transition, the Compensation Committee determined that it is appropriate for subjective individual performance goals to play a meaningful role in determining the named executive officers' annual bonuses for the 2017 fiscal year. The Compensation Committee expects to continue to shift to more objective, quantitative goals for the STIP. As set forth in the table below, the Company has progressively made a transition to more objective, quantitative goals for the STIP since the Company assumed responsibility for its operations from its former external manager in 2014, subsequently completed the internalization of management in 2015 and undertook to reposition the portfolio:

Bonus Determination	2015	2016	2017	2018

Percentage Based on Objective Goals	0%	33%	50%	67%

Percentage Based on Subjective Goals	100%	67%	50%	33%

              The 2017 individual goals for our named executive officers included, among others:

  •
  for Mr. Helfand, providing leadership to create value for all of our stakeholders, leading the underwriting and evaluation of future growth opportunities, facilitating effective board and senior management leadership, communication and teamwork, maintaining a corporate culture grounded in our core values, nurturing a work environment where employees are given growth opportunities and rewarded for their success, and cultivating relationships with senior executives in the real estate and investment communities to raise our profile and maximize investment opportunities;

  •
  for Mr. Markman, providing leadership for our accounting, financial and information technology professionals, managing tax planning and reporting, cultivating and improving relationships with institutional investors and analysts, providing access to capital through continued dialogue with rating agencies, overseeing our corporate model, and seeking out and evaluating growth opportunities;

  •
  for Mr. Weinberg, maximizing the value of dispositions in light of changing market conditions, enhancing property valuations, seeking out and evaluating acquisition opportunities, overseeing efficient and effective property capital allocation, and fostering and developing our investment professionals, asset managers and financial analysts; and

  •
  for Mr. Shifrin, providing valuable legal advice on real estate, public market and transactional-related matters, proactively supporting property operations and leasing while promoting compliance with laws and regulations, facilitating effective board and senior management leadership infused with the highest level of ethical integrity, including by maintaining a "best in class" corporate governance and compliance environment, encouraging an effective risk management culture, aggressive claims management and competitive insurance pricing taking into account our changing portfolio, and effectively managing and allocating internal and external legal resources.

              Based upon its review and analysis of these individual goals, the Compensation Committee determined that achievement at 90% of maximum was appropriate for each of our named executive officers on the subjective component of their STIP award for fiscal 2017.

              The threshold, target and maximum annual bonus amounts for Messrs. Helfand, Weinberg, Markman and Shifrin under the STIP for fiscal year 2017, as a percentage of their respective annual base salaries, were as follows:

Named Executive Officer	Threshold	Target	Maximum

David A. Helfand	75%	150%	225%

Adam S. Markman	50%	100%	150%

David S. Weinberg	50%	100%	150%

Orrin S. Shifrin	50%	100%	150%

              On January 29, 2018, the Compensation Committee approved the following cash bonus awards under the STIP for the named executive officers for fiscal year 2017:

Named Executive Officer	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual

David A. Helfand	$477,405	$954,810	$1,432,215	$1,301,659

Adam S. Markman	$238,703	$477,405	$716,108	$650,829

David S. Weinberg	$283,250	$566,500	$849,750	$772,289

Orrin S. Shifrin	$238,703	$477,405	$716,108	$650,829

              The actual bonus payout was calculated as follows: (1) for the individual goals, the Compensation Committee determined that achievement at 90% of maximum was appropriate for 2017; and (2) for the corporate goals, (a) for the volume of property dispositions and same store property leased occupancy metrics, achievement above maximum, resulting in maximum payout, and (b) for the same property cash net operating income metric, achievement between target and maximum with interpolation between these levels for actual payout.

              The bonus amount awarded to each of Messrs. Helfand, Markman, Weinberg and Shifrin is between the target and maximum bonus amounts that were established for the executive. The Compensation Committee determined the bonus amounts based on the level of achievement of the applicable corporate performance metrics (with each metric weighted equally) and its subjective assessment of each executive's achievement of the applicable individual performance goals. In determining the bonus amounts for fiscal year 2017, the Compensation Committee also considered, among other things, the successful execution of the Company's business strategy and each of the executive's contributions to the improvement of the Company's capital structure.

    Long-Term Equity Compensation

              For 2017, the Company's named executive officers were eligible to receive annual equity awards with time-based vesting requirements and annual equity awards with a combination of time and performance-based vesting requirements, in each case under our Long-Term Incentive Compensation Program (the "LTIC Program"). The purpose of the LTIC Program is to attract and retain talented executives and key employees, to motivate future performance and to link compensation to performance of the Company's stock over a multi-year period. The Compensation Committee believes that it is appropriate to use a combination of time and performance-based awards in order to attract and retain talented executives and key employees, and to link compensation to performance of the Company's stock over a multi-year period. The Compensation Committee grants LTIC Program awards to our named executive officers in January of each fiscal year. The amount of awards granted to each executive is determined based on his performance and the Company's performance during the prior fiscal year. We grant equity awards under the Equity Commonwealth 2015 Omnibus Incentive Plan, as amended (the "2015 Omnibus Plan'). Prior to obtaining shareholder approval of the 2015 Omnibus Plan at our 2015 annual meeting of shareholders, we granted equity awards under the Equity Commonwealth 2012 Equity Compensation Plan, as amended (the "2012 Equity Plan"). The 2015 Omnibus Plan replaced the 2012 Equity Plan, under which no additional awards will be granted.

              The Company's named executive officers (and other employees who are eligible to receive long term incentive compensation as part of their annual compensation package) were given the option to elect to receive their 2016 LTIC Program awards (which were granted in 2017) in the form of (x) restricted shares with time-based vesting requirements ("LTIC Shares") and restricted share units with both time-based and performance-based vesting requirements ("LTIC RSUs"), or (y) LTIP Units, which are discussed in more detail in the next paragraph. Messrs. Helfand, Weinberg and Shifrin elected to receive their 2016 LTIC Program awards in the form of LTIC Shares and LTIC RSUs, and Mr. Markman elected to receive his 2016 LTIC Program awards in the form of LTIP Units.

              LTIP Units are a special class of interests in EQC Operating Trust (the "Operating Trust") that may be issued to employees, officers or trustees of the Operating Trust, the Company or their subsidiaries ("LTIP Units"). The Operating Trust is the entity through which we now conduct our business following our conversion to an UPREIT in 2016. LTIP Units are structured to qualify as "profits interests" for tax purposes. Each LTIP Unit will convert automatically into a share of beneficial interest, designated as a unit, in the Operating Trust (an "OP Unit") on a one-for-one basis when the LTIP Unit becomes vested and upon equalization of its capital account with the per-unit capital account of the OP Units. Holders of OP Units (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, Common Shares on a one-for-one basis.

              The following illustrations show the performance periods and vesting schedules for the LTIC Program awards. The duration of the LTIC Program awards is four years from start to finish including performance criteria and further vesting.

    Performance-Based Awards (67% of LTIC Program Awards)

    Time-Based Awards (33% of LTIC Program Awards)

              Time-Based Awards. For each of Messrs. Helfand, Weinberg and Shifrin, 33% of his target LTIC Program award consists of time-based LTIC Shares. For Mr. Markman, 33% of his target LTIC Program award consists of LTIP Units with time-based vesting requirements ("Time-Based LTIP Units"). In January 2017, the Compensation Committee granted 33,482 LTIC Shares to Mr. Helfand, 14,401 Time-Based LTIP Units to Mr. Markman, 16,662 LTIC Shares to Mr. Weinberg and 10,801 LTIC Shares to Mr. Shifrin. Based on the closing price per share of our common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), of $31.47 on January 24, 2017, the LTIC Shares and Time-Based LTIP Units, as applicable, had a value on the grant date of $1,053,679, $441,870, $524,353 and $339,907 for Messrs. Helfand, Markman, Weinberg and Shifrin, respectively.

              The LTIC Shares and Time-Based LTIP Units will vest 25% on the "Measurement Date" (as defined below) in February of the calendar year during which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year during which the third anniversary of the grant date occurs and 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the grant date occurs, subject to the executive's continued employment with the Company through the applicable vesting date. The term "Measurement Date"

means either (x) the date in February of the applicable calendar year on which the Compensation Committee meets to determine the level of achievement of the performance criteria with respect to any performance-based equity awards or, (y) if there are no such awards for which performance is required to be measured during the applicable calendar year, the first date in February of such calendar year on which the Compensation Committee meets or takes an action by unanimous written consent. Each LTIC Share entitles the named executive officer to receive any dividends declared on the Common Shares beginning on the grant date of the LTIC Share. Each Time-Based LTIP Unit generally entitles Mr. Markman to receive the same per-unit distributions as the other OP Units of the Operating Trust.

              Performance-Based Awards. For each of Messrs. Helfand, Weinberg and Shifrin, the other 67% of his target LTIC Program award consists of LTIC RSUs, which have time-based and performance-based vesting requirements. For Mr. Markman, the other 67% of his target LTIC Program award consists of LTIP Units with time-based and performance-based vesting requirements ("Performance-Based LTIP Units"). Each LTIC RSU represents the right to receive one Common Share. In January 2017, the Compensation Committee granted 67,979 LTIC RSUs to Mr. Helfand, 28,507 Performance-Based LTIP Units to Mr. Markman, 33,829 LTIC RSUs to Mr. Weinberg and 21,929 LTIC RSUs to Mr. Shifrin, which is the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that each executive will earn if the applicable performance measure is achieved at the target level. The actual number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that each executive will earn will be between 0% and 249.25% of the number of units granted to him, depending on the achievement of the applicable performance criteria. Based on the closing price per Common Share of $31.47 on January 24, 2017, the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that will be earned by the executives if the Company's performance is at the target level had a value on the grant date of $2,139,299, $897,115, $1,064,599 and $690,106 for Messrs. Helfand, Markman, Weinberg and Shifrin, respectively. Since the number of LTIC RSUs and Performance-Based LTIP Units that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the LTIC RSUs and Performance-Based LTIP Units could be higher or lower than the foregoing target levels, depending on the Company's achievement of the applicable performance criteria.

              The performance measure for the LTIC RSUs and Performance-Based LTIP Units is the TSR of the Company's Common Shares over a three-year performance period relative to the TSRs of the companies that comprise the NAREIT Office Index over the same period of time, provided that only companies that are public throughout the entire performance period will be included for purposes of calculating the relative TSR comparison. After the Company's TSR percentile is determined, the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that will be earned by an executive will be determined by multiplying the number of units that was granted to the executive by the applicable percentage listed in the following table.

Company TSR Relative to NAREIT Office Index TSRs over Performance Period	% of Granted LTIC RSUs Earned[1]

90th Percentile and Above	249.5%

80th Percentile	212.0%

70th Percentile	174.5%

60th Percentile	137.0%

50th Percentile (Target)	100.0%

40th Percentile	68.5%

30th Percentile	37.5%

25th Percentile	25.5%

Below 25th Percentile	0.0%

              If the Company's total TSR for the performance period is negative, any LTIC RSUs or Performance-Based LTIP Units deemed earned based on the table above will be reduced by 25%. To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the LTIC RSUs and Performance-Based LTIP Units that are earned. Any LTIC RSUs or Performance-Based LTIP Units that do not become earned at the end of the performance period will be forfeited.

              The LTIC RSUs and Performance-Based LTIP Units will vest, if at all, as follows: (i) 50% following the conclusion of the performance period on the date that the Compensation Committee determines whether and to what extent the performance criteria have been achieved, and (ii) 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the grant date occurs, subject in each case to the executive's continued employment with the Company through such date. Earned LTIC RSUs and Performance-Based LTIP Units, if any, will generally be paid out as soon as practicable following the applicable vesting date. The Compensation Committee believes that subjecting 50% of any earned LTIC RSUs and Performance-Based LTIP Units to an additional one-year vesting period further serves to help retain our named executive officers.

              The named executive officers will not be entitled to receive any dividends with respect to the Common Shares underlying the LTIC RSUs unless and until the LTIC RSUs are earned, at which time each executive will be entitled to receive an amount in cash equal to the aggregate amount of dividends that would have been paid in respect of the Common Shares underlying the executive's earned LTIC RSUs had such Common Shares been issued to the executive on the first day of the performance period. Following the performance period, each executive will be entitled to receive, in respect of each earned LTIC RSU held by the executive, whether or not vested, an amount in cash equal to the per share amount of any dividend paid by the Company to the shareholders, which amount will be paid to the executive within 60 days following the date that the dividend is paid to the shareholders. Mr. Markman will not be entitled to participate in distributions with respect to his Performance-Based LTIP Units until expiration of the applicable performance period, at which time he generally will become entitled to receive a special catch up distribution in respect of his earned Performance-Based LTIP Units, if any, for the periods prior to such time.

1 The actual number of LTIC RSUs or Performance-Based LTIP Units, as applicable, earned will be the number of units awarded to each executive, which is the target number of units that can be earned, multiplied by the applicable percentage listed in the table above. The actual number of LTIC RSUs or Performance-Based LTIP Units, as applicable, will be determined at the end of the three-year performance period. The percentages listed in the table above are rounded to the nearest 0.5%.

              The chart below illustrates the performance for the outstanding LTIC RSUs and Performance-Based LTIP Units that were granted to our named executive officers in 2014, 2015, 2016 and 2017, compared to the grant date fair value of such awards. The target fair value amounts represent the grant date fair value of the performance-based awards based on the Monte Carlo simulation model conducted at the times the awards were granted. With respect to the LTIC RSUs granted to our named executive officers in 2014, the chart shows the value of such LTIC RSUs that was earned in 2017 based on actual performance measured at the end of the three-year performance period ending on October 28, 2017. With respect to the LTIC RSUs and Performance-Based LTIP Units granted to our named executive officers in 2015, 2016 and 2017, the chart shows the value of each such tranche that would be earned assuming a performance measurement date of, and the share price at, December 31, 2017. The actual number of LTIC RSUs and Performance-Based LTIP Units in each such tranche that will become earned will be determined at the end of the applicable performance period using relative TSR compared to our peers and therefore the chart is not representative of the actual amount to be earned. The use of the relative TSR metric for a significant portion of our long-term incentive compensation ensures that our compensation is aligned with the interests of our shareholders.

              The target fair value amounts shown in the chart above represent the total accounting expense for each tranche, which we recognize ratably over the applicable vesting period. We do not adjust this recorded expense either during the performance period or based on actual value received at the end of such period. To date, the value of the awards that have completed their performance period is less than the target fair value reported as an expense for such awards. Similarly, as shown in the chart above, assuming a performance measurement date of December 31, 2017 for the awards that have not completed their performance period as of December 31, 2017, the value of the awards would be less than the target fair value recorded as an expense for such awards. The ultimate value of the 2016 and 2017 awards will be determined at their actual measurement date in the future, which may result in a value different than shown above. As discussed below, the performance of the 2015 awards was determined by the Compensation Committee on February 7, 2018.

              On November 8, 2017, the Compensation Committee approved the level of achievement of the performance measure with respect to the special awards of LTIC RSUs that were granted to the named executive officers on October 28, 2014. The Compensation Committee determined that the TSR of the Company's Common Shares over the three-year performance period commencing on October 28, 2014 and ending on October 28, 2017, relative to the TSRs of the companies that comprised the NAREIT Office Index over the same period of time, was in the 39th percentile. Accordingly, approximately 72% of the target LTIC RSUs granted to each executive became earned (114,317 for Mr. Helfand, 38,106 for Mr. Markman, 38,106 for Mr. Weinberg and 38,106 for Mr. Shifrin). 50% of such earned LTIC RSUs vested on November 8, 2017, when the Compensation Committee approved the performance measurement, and 50% are scheduled to vest on October 28, 2018, subject to the terms and conditions of the applicable award agreements.

              On December 12, 2017, the Compensation Committee approved an amendment to the vesting schedule of each outstanding LTIC Program award that was granted in 2015, 2016 and 2017, to provide that all tranches of each time-based award and the second tranche of each performance-based award will vest on the Measurement Date in February of the applicable calendar year, as described above with respect to the awards granted in 2017, instead of in January of the applicable calendar year, subject to the terms and conditions of the applicable award agreement. As a result of this amendment to move the vesting dates from January to February, each tranche of each LTIC Program award is scheduled to vest on the same date during the applicable calendar year, making the LTIC Program more efficient to administer.

              On February 7, 2018, the Compensation Committee approved the level of achievement of the performance measure with respect to the LTIC RSUs that were granted to our named executive officers on January 28, 2015. The Compensation Committee determined that the TSR of the Company's Common Shares over the three-year performance period commencing on January 28, 2015 and ending on January 28, 2018, relative to the TSRs of the companies that comprised the NAREIT Office Index over the same period of time, was in the 53rd percentile. Accordingly, approximately 109.8% of the target LTIC RSUs granted to each executive became earned (85,768 for Mr. Helfand, 35,968 for Mr. Markman, 35,968 for Mr. Weinberg and 27,667 for Mr. Shifrin). 50% of such earned LTIC RSUs vested on February 7, 2018, when the Compensation Committee approved the performance measurement, and 50% are scheduled to vest on the Measurement Date in February of 2019, subject to the terms and conditions of the applicable award agreements.

              The treatment of the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units upon a termination of the executive's employment and/or a change in control of the Company is described below in the section entitled "Potential Payments Upon Termination or Change in Control."

  No Employment Agreements or Severance Plans

              The Company currently does not have any employment agreements or severance arrangements with any of our named executive officers, other than the acceleration of all or a portion of their outstanding equity awards upon certain terminations of employment or in connection with a change in control of the Company, as described below in the section entitled "Potential Payments Upon Termination or Change in Control." The Board retains the discretion to enter into severance agreements or otherwise provide severance benefits to our named executive officers.

  Other Employee Benefits and Perquisites

              We provide to all our employees, including our named executive officers, broad-based health and welfare benefits that are intended to help attract and retain employees. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time, that are available to all employees. We do not provide executive perquisites to our named executive officers.

Other Compensation Practices and Policies

  Stock Ownership Guidelines

              We believe that equity ownership by our officers helps align their interests with our shareholders' interests. To that end, we have adopted formal stock ownership guidelines applicable to all of our named executive officers with the following key terms:

  •
  Chief Executive Officer is required to own our securities equal in value to at least six times his base salary.

  •
  Each of our other named executive officers is required to own our securities equal in value to at least three times his base salary.

  •
  Each named executive officer has five years to comply with the ownership requirement and is required to hold shares at this level while serving in his position.

  •
  Mandatory holding period that requires named executive officers to retain all net securities (after payment of applicable taxes) earned from any equity award until the applicable stock ownership requirement is achieved.

              All of our named executive officers are in compliance with our stock ownership guidelines as of the date of this Proxy Statement. See the section below entitled "Trustee Compensation – Stock Ownership Guidelines" for a discussions of the stock ownership guidelines applicable to non-employee trustees.

  Anti-Hedging and Anti-Pledging Policies

              The Board has adopted restrictions on hedging and pledging securities issued by the Company. With respect to hedging, our trustees, executive officers and their family members who reside with them are prohibited from trading in any interest relating to the future price of the Company's securities, such as a put, call or short sale. With respect to pledging, trustees, executive officers and their family members who reside with them are prohibited from holding securities issued by the Company in a margin account or pledging these securities as collateral for a loan. The Board may grant exceptions to this anti-pledging policy. No such exceptions have been granted for trustees, executive officers or their family members since the implementation of the policy on July 31, 2014.

  Tax Deductibility of Executive Compensation

              Under Section 162(m) of the Internal Revenue Code, a publicly held corporation generally is limited to a $1 million annual tax deduction for compensation paid to each of its "covered employees." Prior to the enactment of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the "TCJA"), a publicly held corporation's covered employees included its chief executive officer and three other most highly compensated executive officers (other than the chief financial officer), and certain "qualified performance-based compensation" was excluded from the $1 million deduction limit. The TCJA made certain changes to Section 162(m), effective for taxable years beginning after December 31, 2017. These changes include, among others, expanding the definition of "covered employee" to include a publicly held corporation's chief financial officer and repealing the qualified performance-based compensation exception, subject to a transition rule for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after that date.

              As a result of our conversion to an UPREIT in November 2016, substantially all of the services rendered by our executive officers are performed on behalf of the Operating Trust, for which the Company serves as the sole trustee. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a real estate investment trust that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we believe the same conclusion applies to us. For this reason, the Compensation Committee's compensation policy and practices may not be guided by considerations relating to Section 162(m).

  Clawback Policy

              The Compensation Committee adopted a clawback policy in 2014, pursuant to which if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the public issuance of the non-compliant document, and (ii) any profits realized from the sale of its securities during those 12 months. In March 2017, the Compensation Committee modified the clawback policy so that it now applies to all of our named executive officers. In connection with the requirement under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that we implement a policy providing for the recovery of incentive-based compensation subject to recoupment following a required accounting restatement, we intend to revise our clawback policy after final rules are issued by the Securities and Exchange Commission to conform to such rules.

2018 Compensation Actions

  2018 Target Pay Mix

              In 2017, the Compensation Committee, in consultation with its independent compensation consultant, conducted a comprehensive review of compensation levels and structures within the Company's peer group. The results of this review indicated that overall pay levels were generally appropriate, but that cash compensation was generally lower than at peer group companies and equity-based compensation was generally higher than at peer group companies. On January 29, 2018, in order to better align the pay mix of our named executive officers to that of the Company's peers, the Compensation Committee approved an adjustment to the target pay mix of each named executive officer to allocate more pay to base salary and annual cash bonuses. For fiscal year 2018, the total target compensation for our Chief Executive Officer is allocated 40% to cash compensation and 60% to long-term equity incentive compensation, and the average total target compensation for our other named executive officers is allocated 47% to cash compensation and 53% to long-term equity incentive compensation. For fiscal year 2018, the Compensation Committee approved a 3.5% increase in each executive officer's targeted total compensation, which the Company considers the proper metric to use in analyzing pay increases.

  2018 Base Salaries

              On January 29, 2018, in connection with the change in target pay mix discussed above (i.e., the adjustment to target pay mix to allocate more pay to cash), the Compensation Committee analyzed targeted total compensation and approved the increases in base salary set forth in the table below for the 2018 fiscal year. In determining the amount of each increase, the Compensation Committee considered each named executive officer's contribution to the Company and the base salaries of similarly-situated executives at the companies in the Company's peer group.

Named Executive Officer	2017 Base Salary	2018 Base Salary	Percent Change

David A. Helfand	$636,540	$800,000	26%

Adam S. Markman	$477,405	$550,000	15%

David S. Weinberg	$566,500	$625,000	10%

Orrin S. Shifrin	$477,405	$550,000	15%

  2018 STIP Performance Goals

              In January 2018, the Compensation Committee determined that 67% of award determinations under the STIP for fiscal year 2018 will be based on the achievement of objective, quantitative corporate performance metrics and 33% of award determinations under the STIP for fiscal year 2018 will be based on the achievement of subjective, individual performance goals, continuing its shift to more objective, quantitative goals for the STIP. As set forth in the table below, the Company has progressively made a transition in that direction since the Company assumed responsibility for its operations from its former external manager in 2014, subsequently completed the internalization of management in 2015 and undertook to reposition the portfolio.

Bonus Determination	2015	2016	2017	2018

Percentage Based on Objective Goals	0%	33%	50%	67%

Percentage Based on Subjective Goals	100%	67%	50%	33%

              The threshold, target and maximum annual bonus amounts for Messrs. Helfand, Weinberg, Markman and Shifrin under the STIP for fiscal year 2018, as a percentage of their respective annual base salaries, remained the same as the corresponding amounts for fiscal year 2017, as follows: 75%, 150% and 225%, respectively, for Mr. Helfand; and 50%, 100% and 150%, respectively, for each of Messrs. Markman, Weinberg and Shifrin.

  2017 LTIC Program Awards

              On January 29, 2018, the Compensation Committee approved the grant of equity awards to our named executive officers for fiscal year 2017 performance and to motivate future performance and further align the interests of our executive officers and our shareholders pursuant to the LTIC Program. The named executive officers (and other employees who are eligible to receive long-term incentive compensation as part of their annual compensation package) were given the option to elect to receive their 2017 LTIC Program awards in the form of (x) LTIC Shares and LTIC RSUs or (y) LTIP Units.

Each of our named executive officers elected to receive their 2017 LTIC Program awards in the form of LTIC Shares and LTIC RSUs.

              For each of our named executive officers, 33% of the executive's target LTIC Program award consists of LTIC Shares and 67% consists of LTIC RSUs. The table below lists the 2017 LTIC Program awards that were granted by the Compensation Committee to each named executive officer in January 2018, which were all granted under the 2015 Omnibus Plan.

Named Executive Officer	Time-Based LTIC Shares	Performance-Based LTIC RSUs

David A. Helfand	36,444	73,992

Adam S. Markman	15,283	31,029

David S. Weinberg	18,136	36,821

Orrin S. Shifrin	11,756	23,868

              LTIC Shares.    Based on the closing price per Common Share of $29.78 on January 29, 2018, the LTIC Shares granted to Messrs. Helfand, Markman, Weinberg and Shifrin had a grant date value of $1,085,302, $455,128, $540,090 and $350,094, respectively.

              LTIC RSUs.    Based on the closing price per Common Share of $29.78 on January 29, 2018, the number of LTIC RSUs that will be earned by the executives if the Company's performance is at the target level had a value on the grant date of $2,203,482, $924,044, $1,096,529 and $710,789 for Messrs. Helfand, Markman, Weinberg and Shifrin, respectively. The actual number of LTIC RSUs that each executive will earn will be between 0% and 249.25% of the number of LTIC RSUs granted to him, depending on the achievement of the applicable performance criteria. Since the number of LTIC RSUs that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the LTIC RSUs could be higher or lower than the foregoing target levels, depending on the Company's achievement of the applicable performance criteria.

              The LTIC Shares and LTIC RSUs granted in 2018 have the same terms and conditions as the LTIC Shares and LTIC RSUs granted in 2017, as described above in the section entitled "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation." The treatment of the LTIC Shares and LTIC RSUs granted in 2018 upon a termination of the executive's employment and/or a change in control of the Company is the same as the treatment of the LTIC Shares and LTIC RSUs granted in 2017 in such circumstances, as described below in the section entitled "Potential Payments Upon Termination or Change in Control."

 COMPENSATION COMMITTEE REPORT

              The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's proxy statement for the Company's 2018 annual meeting of shareholders, and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted,
THE COMPENSATION COMMITTEE
Kenneth Shea, Chairman James L. Lozier, Jr. Gerald A. Spector

EXECUTIVE COMPENSATION

Summary Compensation Table

              The following Summary Compensation Table includes the 2015, 2016 and 2017 compensation data for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

David A. Helfand	2017	636,540	-	3,759,923[1]	1,301,659[4]	8,000[5]	5,706,122

President, Chief Executive	2016	618,000	-	4,015,479[2]	1,177,290[4]	8,000[5]	5,818,769

Officer and Trustee	2015	600,000	-	4,035,385[3]	1,250,000[4]	8,000[5]	5,893,385

Adam S. Markman	2017	477,405	-	1,576,734[1]	650,829[4]	8,000[5]	2,712,968

Executive Vice President, Chief	2016	463,500	-	1,683,903[2]	588,645[4]	8,000[5]	2,744,048

Financial Officer and Treasurer	2015	450,000	-	1,692,246[3]	650,000[4]	8,000[5]	2,800,246

David S. Weinberg	2017	566,500	-	1,871,086[1]	772,289[4]	8,000[5]	3,217,875

Executive Vice President,	2016	550,000	-	2,072,501[2]	698,500[4]	8,000[5]	3,329,001

Chief Operating Officer	2015	450,000	-	1,692,246[3]	675,000[4]	8,000[5]	2,825,246

Orrin S. Shifrin	2017	477,405	-	1,212,901[1]	650,829[4]	8,000[5]	2,349,135

Executive Vice President,	2016	463,500	-	1,295,305[2]	588,645[4]	8,000[5]	2,355,450

General Counsel and Secretary	2015	450,000	-	1,301,721[3]	650,000[4]	8,000[5]	2,409,721

1 Represents the aggregate grant date fair value of the LTIC Shares, LTIC RSUs, Time-Based LTIP Units and Performance-Based LTIP Units, as applicable, granted to the named executive officer on January 24, 2017, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs and Performance-Based LTIP Units, and based on the assumptions described in Note 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair value of the LTIC Shares ($1,053,679 for Mr. Helfand, $524,353 for Mr. Weinberg and $339,907 for Mr. Shifrin) and Time-Based LTIP Units ($441,870 for Mr. Markman) is equal to the closing price per Common Share on the date of grant, $31.47, multiplied by the number of shares granted (33,482 for Mr. Helfand, 16,662 for Mr. Weinberg and 10,801 for Mr. Shifrin) or LTIP Units granted (14,041 for Mr. Markman). The grant date fair value of the LTIC RSUs ($2,706,244 for Mr. Helfand, $1,346,732 for Mr. Weinberg and $872,993 for Mr. Shifrin) and Performance-Based LTIP Units ($1,134,864 for Mr. Markman) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that would be earned by the executive if the target level of performance is achieved (67,979 for Mr. Helfand, 28,507 for Mr. Markman, 33,829 for Mr. Weinberg and 21,929 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that would be earned by the executive if the maximum level of performance is achieved is 169,439 for Mr. Helfand, 71,054 for Mr. Markman, 84,320 for Mr. Weinberg and 54,659 for Mr. Shifrin.

2 Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 26, 2016, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 13 of the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The grant date fair value of the LTIC Shares ($1,022,990 for Mr. Helfand, $428,995 for Mr. Markman, $527,990 for Mr. Weinberg and $330,000 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $26.93, multiplied by the number of shares granted (37,987 for Mr. Helfand, 15,930 for Mr. Markman, 19,606 for Mr. Weinberg and 12,254 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($2,992,489 for Mr. Helfand, $1,254,908 for Mr. Markman, $1,544,512 for Mr. Weinberg and $965,305 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (77,126 for Mr. Helfand, 32,343 for Mr. Markman, 39,807 for Mr. Weinberg and 24,879 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 192,238 for Mr. Helfand, 80,616 for Mr. Markman, 99,220 for Mr. Weinberg and 62,011 for Mr. Shifrin.

3 Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 28, 2015, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 13 of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The grant date fair value of the LTIC Shares ($1,023,011 for Mr. Helfand, $429,001 for each of Messrs. Markman and Weinberg and $329,991 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $26.58, multiplied by the number of shares granted (38,488 for Mr. Helfand, 16,140 for each of Messrs. Markman and Weinberg and 12,415 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($3,012,374 for Mr. Helfand, $1,263,245 for each of Messrs. Markman and Weinberg and $971,730 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (78,142 for Mr. Helfand, 32,769 for each of Messrs. Markman and Weinberg and 25,207 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 194,771 for Mr. Helfand, 81,678 for each of Messrs. Markman and Weinberg and 62,829 for Mr. Shifrin.

4 Represents the amount of the annual cash bonus earned by the executive under the STIP for fiscal years 2017, 2016 and 2015, as applicable. See the section above entitled "Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive Compensation" for additional information about the STIP.

5 Represents employer matching contributions to the Company's 401(k) plan.

Grants of Plan-Based Awards

              The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)

David A. Helfand	1/24/17	477,405	954,810	1,432,215

	1/24/17				17,249	67,979	169,439		2,706,244[4]

	1/24/17							33,482[3]	1,053,679[5]

Adam S. Markman	1/24/17	238,703	477,405	716,108

	1/24/17				7,233	28,507	71,054		1,134,864[4]

	1/24/17							14,041[3]	441,870[5]

David S. Weinberg	1/24/17	283,250	566,500	849,750

	1/24/17				8,584	33,829	84,320		1,346,732[4]

	1/24/17							16,662[3]	524,353[5]

Orrin S. Shifrin	1/24/17	238,703	477,405	716,108

	1/24/17				5,564	21,929	54,659		872,993[4]

	1/24/17							10,801[3]	339,907[5]

1 These amounts represent potential payouts under our STIP with respect to fiscal year 2017 performance. The annual cash bonus amounts earned by the named executive officers under the STIP for fiscal year 2017, which are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" above, are as follows: (i) Mr. Helfand, $1,301,659; (ii) Mr. Markman, $650,829; (iii) Mr. Weinberg, $772,289; and (iv) Mr. Shifrin, $650,829.

2 The amount in the "Target" column represents the number of LTIC RSUs granted to Messrs. Helfand, Weinberg and Shifrin, and the number of Performance-Based LTIP Units granted to Mr. Markman, on January 24, 2017, and is the target number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that the executive may earn under the award. The LTIC RSUs and Performance-Based LTIP Units are market-based grants that will be earned based upon the Company's TSR relative to the TSRs of the companies that comprise the NAREIT Office Index over a three-year performance period, with any earned RSUs and Performance-Based LTIP Units vesting 50% following the performance period and 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the date of grant occurs. The executive will earn between 0% and 249.25% of the number of the LTIC RSUs or Performance-Based LTIP Units, as applicable, granted to him depending on the achievement of the performance criteria over the performance period. The executive will earn the target number of LTIC RSUs or Performance-Based LTIP Units, as applicable, if the Company's relative TSR performance over the three-year performance period is in the 50th percentile. The amount in the "Maximum" column represents the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that the executive will earn if the Company's relative TSR performance over the three-year performance period is in the 90th percentile, which is the maximum number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that the executive may earn under the award. The amount in the "Threshold" column represents the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that the executive will earn if the Company's relative TSR performance over the three-year performance period is in the 25th percentile, which is the minimum level of performance that will still result in a portion of the LTIC RSUs or Performance-Based LTIP Units, as applicable, being earned by the executive (none of the LTIC RSUs or Performance-Based LTIP Units will be earned if performance is below the 25th percentile).

3 Reflects the number of LTIC Shares granted to Messrs. Helfand, Weinberg and Shifrin, and the number of Time-Based LTIP Units granted to Mr. Markman, on January 24, 2017. The LTIC Shares and Time-Based LTIP Units vest 25% on the Measurement Date in February of the calendar year in which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year in which the third anniversary of the grant date occurs, and 50% on the Measurement Date in February of the calendar year in which the fourth anniversary of the grant date occurs.

4 Represents the aggregate grant date fair value of the LTIC RSUs and Performance-Based LTIP Units granted during 2017 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and based on the assumptions described in Note 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

5 Represents the aggregate grant date fair value of the LTIC Shares and Time-Based LTIP Units granted during 2017 computed in accordance with FASB ASC Topic 718 and based on the assumptions described in Note 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

              The Company provides long-term equity compensation to certain employees, trustees and officers of the Company and its subsidiaries pursuant to the 2015 Omnibus Plan. The purpose of the 2015 Omnibus Plan is to provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company's business in a manner that will provide for the Company's long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and provide a means of obtaining, rewarding and retaining key personnel. The 2015 Omnibus Plan is administered by the Compensation Committee, which has the authority to select persons to whom awards will be granted and to determine the terms and conditions of such awards. The following types of awards may be granted under the 2015 Omnibus Plan, subject to the limitations set forth in the 2015 Omnibus Plan: stock options; stock appreciation rights; restricted stock; stock units; unrestricted stock; dividend equivalent rights; performance shares and other performance-based awards; limited partnership interests in the partnership entity through which the Company conducts its business; other equity-based awards; and cash bonus awards.

              The key terms of the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units granted to the named executive officers on January 24, 2017, which were granted under the 2015 Omnibus Plan, are described above in the section entitled "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation."

Outstanding Equity Awards at 2017 Fiscal Year-End

              The following table sets forth information with respect to each of the named executive officer's outstanding equity awards at December 31, 2017.

Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]

David A. Helfand	1/24/17	33,482	1,021,536	17,249	526,264

	1/26/16	37,987	1,158,983	77,126	2,353,114

	1/28/15	28,866	880,702	194,771	5,942,463

	10/28/14	135,116	4,122,389	-	-

Adam S. Markman	1/24/17	14,041	428,391	7,233	220,689

	1/26/16	15,930	486,024	32,343	986,785

	1/28/15	12,105	369,324	81,678	2,491,996

	10/28/14	45,039	1,374,140	-	-

David S. Weinberg	1/24/17	16,662	508,358	8,584	261,890

	1/26/16	19,606	598,179	39,807	1,214,512

	1/28/15	12,105	369,324	81,678	2,491,996

	10/28/14	45,039	1,374,140	-	-

Orrin S. Shifrin	1/24/17	10,801	329,539	5,564	169,765

	1/26/16	12,254	373,870	24,879	759,058

	1/28/15	9,311	284,079	62,829	1,916,913

	10/28/14	45,039	1,374,140	-	-

1 Reflects the number of LTIC Shares and Time-Based LTIP Units, as applicable, granted to the executive on January 24, 2017, January 26, 2016, January 28, 2015 and October 28, 2014, respectively, as well as the number of LTIC RSUs granted to the executive on October 28, 2014, which became earned in November 2017 and remain subject to time-based vesting conditions. The LTIC Shares and Time-Based LTIP Units granted in 2015, 2016 and 2017 vest 25% on the Measurement Date in February of the calendar year in which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year in which the third anniversary of the grant date occurs, and 50% on the Measurement Date in February of the calendar year in which the fourth anniversary of the grant date occurs. The LTIC Shares granted in 2014 vest 25% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and 50% on the fourth anniversary of the grant date. The LTIC RSUs granted in 2014 that remain outstanding will vest on October 28, 2018.

2 Amounts reported are based on the closing market price of our common stock as of December 29, 2017 ($30.51), which was the last trading day of 2017.

3 Reflects the number of LTIC RSUs and Performance-Based LTIP Units, as applicable that the executive would earn in respect of the units granted to him on January 24, 2017, January 26, 2016 and January 28, 2015, as applicable, based on achieving the threshold level of performance for the LTIC RSUs and Performance-Based LTIP Units granted in 2017, the target level of performance for the LTIC RSUs granted in 2016, and the maximum level of performance for the LTIC RSUs granted in 2015. With respect to the LTIC RSUs granted in 2016 and 2015, the level of achievement assumed is the next higher performance level (i.e., target or maximum) that exceeds the actual performance level achieved in respect of each award calculated as of December 31, 2017, in accordance with SEC rules. The number of LTIC RSUs and Performance-Based LTIP Units, if any, that will be earned by the executive will depend on the actual performance level achieved by the Company for the applicable three-year performance period.

4 Amounts reported are based on the closing market price of our common stock as of December 29, 2017 ($30.51), which was the last trading day of 2017.

Option Exercises and Stock Vested

              The following table sets forth information with respect to the stock vested for each of the named executive officers during the fiscal year ended December 31, 2017. We do not have any outstanding options.

Stock Awards[1]

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)

David A. Helfand	105,760	3,219,771

Adam S. Markman	36,081	1,099,097

David S. Weinberg	36,081	1,099,097

Orrin S. Shifrin	35,150	1,070,031

1 Reflects LTIC Shares that vested on January 28, 2017 (9,622 for Mr. Helfand; 4,035 for Mr. Markman; 4,035 for Mr. Weinberg; and 3,104 for Mr. Shifrin) and October 28, 2017 (38,979 for Mr. Helfand; 12,993 for Mr. Markman; 12,993 for Mr. Weinberg; and 12,993 for Mr. Shifrin), as well as LTIC RSUs that vested on November 8, 2017 (57,159 for Mr. Helfand; 19,053 for Mr. Markman; 19,053 for Mr. Weinberg; and 19,053 for Mr. Shifrin).

2 The value realized upon vesting equals the closing market price of our common stock on the date of vesting ($31.22 on January 28, 2017; $30.20 on October 28, 2017; and $30.48 on November 8, 2017) multiplied by the number of shares vested.

Potential Payments Upon Termination or Change in Control

              The LTIC Program awards granted to the named executive officers on January 24, 2017, the key terms of which are described above in the section entitled "Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation," provide for the accelerated vesting of the awards in the event of certain terminations of employment or a change in control of the Company, as described below. The named executive officers are not entitled to receive any other severance payments or benefits upon a termination of employment or a change in control of the Company.

LTIC Program Awards – LTIC Shares and Time-Based LTIP Units

              If a named executive officer's employment with the Company is terminated (i) by the Company without "Cause," (ii) by the executive for "Good Reason," (iii) due to the executive's "Retirement," or (iv) due to the executive's death or "Disability" (as such terms are defined in the equity award agreements) (any such termination, a "Qualified Termination"), then the executive's unvested LTIC Shares and Time-Based LTIP Units, as applicable, will vest as of the date of termination on a pro rata basis, determined based on the number of days that the executive was employed by the Company during the four-year vesting period. If the executive's Qualified Termination occurs within twelve months after a "Change in Control" (as such term is defined in the equity awards agreements), in which the LTIC Shares and Time-Based LTIP Units are assumed by the acquirer or surviving entity in the Change in Control transaction, then the executive's unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested on the date of termination.

              If a Change in Control occurs prior to the fourth anniversary of the grant date and while the executive is an employee of the Company, and the LTIC Shares and Time-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, then the executive's unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested as of the date of the Change in Control.

              Each Time-Based LTIP Unit and earned Performance-Based LTIP Unit will convert automatically into an OP Unit on a one for one basis when the LTIP Unit becomes vested and upon equalization of its capital account with the per unit capital account of the OP Units. Holders of OP Units (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, Common Shares on a one for one basis.

LTIC Program Awards – LTIC RSUs and Performance-Based LTIP Units

              If, during the performance period, the named executive officer's employment with the Company is terminated as a result of a Qualified Termination, then the number of LTIC RSUs and Performance-Based LTIP Units, as applicable, that are earned by the executive will be determined at the end of the three-year performance period based on the achievement of the performance criteria. The executive's earned LTIC RSUs and Performance-Based LTIP Units, as applicable and if any, will become vested as of the date that the Compensation Committee determines the achievement of the performance criteria on a pro rata basis, determined based on the number of days that the executive was employed by the Company during the four-year period commencing on the first day of the performance period. If the executive's Qualified Termination occurs during the performance period and within twelve months after a Change in Control in which the LTIC RSUs and Performance-Based LTIP Units are assumed by the acquirer or surviving entity in the Change in Control transaction, then any LTIC RSUs and Performance-Based LTIP Units that become earned after the end of the three-year performance period will become fully vested as of the date the Compensation Committee determines the achievement of the performance criteria. With respect to any earned LTIC RSUs and Performance-Based LTIP Units, as applicable, held by the named executive officer for which the performance period is complete but for which the additional vesting period is incomplete prior to the executive's Qualified Termination, such earned LTIC RSUs and Performance-Based LTIP Units, as applicable, will become fully vested as of the date of the executive's Qualified Termination. The named executive officer will be issued one Common Share for each earned LTIC RSU that vests in accordance with the provisions described above, less applicable withholding taxes, as soon as practicable following the applicable vesting date (but in no event later than 60 days after such vesting date).

              If, during the performance period, a Change in Control occurs while the named executive officer is an employee of the Company and the LTIC RSUs and Performance-Based LTIP Units are not assumed by the acquirer or the surviving entity in the Change in Control transaction, then the executive's LTIC RSUs and Performance-Based LTIP Units, as applicable, will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the Change in Control, as determined by the Compensation Committee based on the 40-day trailing average price per Common Share. Any such earned LTIC RSUs and Performance-Based LTIP Units will be fully vested. With respect to any earned LTIC RSUs and Performance-Based LTIP Units, as applicable, held by the executive for which the performance period is complete but for which the additional vesting period is incomplete, such earned LTIC RSUs and Performance-Based LTIP Units, as applicable, will become fully vested as of the date of the Change in Control. The named executive officer will be issued one Common Share for each earned LTIC RSU that vests in accordance with the provisions described above, less applicable withholding taxes, on the date of the Change in Control.

Quantification of Payments

              The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon a termination of employment and/or a change in control of the Company in various circumstances as described above, assuming a termination of employment and/or a change in control of the Company occurred, in each case, on December 29,

2017, which was the last business day of fiscal year 2017. The amounts reported are based on the closing market price of our common stock as of December 29, 2017 ($30.51). The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company.

Name	Qualified Termination Prior to Change in Control	Qualified Termination After Change in Control (Awards Assumed)[1]	Change in Control without Termination (Awards not Assumed)[2]	Change in Control without Termination (Awards Assumed)[3]

David A. Helfand

LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	2,755,410	5,439,719	5,439,719	-

LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	5,101,600	8,555,157	5,454,331	-

Total	7,857,010	13,994,876	10,894,050	-

Adam S. Markman

LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	1,035,479	2,076,572	2,076,572	-

LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	1,989,369	3,437,623	2,137,287	-

Total	3,024,849	5,514,194	4,213,859	-

David S. Weinberg

LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	1,108,132	2,268,693	2,268,693	-

LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	2,136,889	3,827,724	2,235,079	-

Total	3,245,021	6,096,417	4,503,772	-

Orrin S. Shifrin

LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	903,836	1,780,320	1,780,320	-

LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	1,664,434	2,778,485	1,778,219	-

Total	2,568,270	4,558,804	3,558,538	-

1 With respect to the amounts in the column entitled "Qualified Termination After Change in Control (Awards Assumed)," we assumed that the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units were assumed by the acquirer or surviving entity in the Change in Control transaction.

2 With respect to the amounts in the column entitled "Change in Control without Termination (Awards not Assumed)," we assumed that the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units were not assumed by the acquirer or surviving entity in the Change in Control transaction.

3 With respect to the amounts in the column entitled "Change in Control without Termination (Awards Assumed)," we assumed that the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units were assumed by the acquirer or surviving entity in the Change in Control transaction.

4 In the circumstance of a Qualified Termination prior to a Change in Control, the LTIC Shares and Time-Based LTIP Units will vest on a pro rata basis. Accordingly, for purposes of the "Qualified Termination Prior to Change in Control" column in the table above, we determined the number of LTIC Shares and Time-Based LTIP Units that will vest based on (x) the number of days that have elapsed from the applicable grant date (October 28, 2014, January 28, 2015, January 26, 2016 and January 24, 2017, respectively) through December 29, 2017, compared to (y) the total number of days during the four-year period commencing on the applicable grant date. The LTIC Shares and Time-Based LTIP Units constitute "double-trigger" arrangements because the vesting of the LTIC Shares and Time-Based LTIP Units will not accelerate upon a Change in Control in which such awards are assumed by the acquirer or surviving entity in the Change in Control transaction unless and until the named executive officer experiences a Qualified Termination within twelve months after such Change in Control. In connection with such a Qualified Termination, the LTIC Shares and Time-Based LTIP Units will become fully vested as of the date of termination. In the circumstance in which there is a Change in Control but no termination, and the LTIC Shares and Time-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, such awards will become fully vested as of the date of the Change in Control.

5 For purposes of the "Qualified Termination Prior to Change in Control" and "Qualified Termination After Change in Control (Awards Assumed)" columns in the table above, we assumed that 40% of the LTIC RSUs granted to the executives on January 28, 2015, 100% of the LTIC RSUs granted to the executives on January 26, 2016 and 100% of the LTIC RSUs and Performance-Based LTIP Units, as applicable, granted to the executives on January 24, 2017, respectively, will be earned at the end of the three-year performance period, which is the number of LTIC RSUs and Performance-Based LTIP Units, as applicable, that the executives will earn if the target level of performance is achieved. The actual number of LTIC RSUs and Performance-Based LTIP Units that would be earned in either of these circumstances will be determined at the end of the performance period based on the achievement of the performance criteria. The executives will earn between 0% and 249.25% of the LTIC RSUs and Performance-Based LTIP Units, as applicable, depending on the achievement of the performance criteria. In the circumstance of a Qualified Termination prior to a Change in Control, the earned LTIC RSUs and Performance-Based LTIP Units will vest on a pro rata basis. Accordingly, for purposes of the "Qualified Termination Prior to Change in Control" column, we determined the number of earned LTIC RSUs and Performance-Based LTIP Units, as applicable, that will vest based on (x) the number of days that have elapsed from the beginning of the applicable performance period (January 28, 2015, January 26, 2016 and January 24, 2017, respectively) through December 29, 2017, compared to (y) the total number of days during the four-year period commencing on the first day of the performance period. The LTIC RSUs and Performance-Based LTIP Units constitute "double-trigger" arrangements because the vesting of the LTIC RSUs and Performance-Based LTIP Units will not accelerate upon a Change in Control in which such awards are assumed by the acquirer or surviving entity in the Change in Control transaction unless and until the named executive officer experiences a Qualified Termination within twelve months after such Change in Control. In connection with such a Qualified Termination, earned LTIC RSUs and Performance-Based LTIP Units will become fully vested. In the circumstance in which there is a Change in Control but no termination, and the LTIC RSUs and Performance-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, the LTIC RSUs and Performance-Based LTIP Units will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the Change in Control and any earned LTIC RSUs and Performance-Based LTIP Units will become fully vested. Assuming a Change in Control occurred on December 29, 2017 and performance was measured as of such date, the LTIC RSUs and Performance-Based LTIP Units granted in 2017 would be deemed earned below the threshold level of performance after application of the 25% reduction modifier that applies if our total TSR for the applicable performance period is negative, the LTIC RSUs granted in 2016 would be deemed earned between the threshold and target levels of performance and the LTIC RSUs granted in 2015 would be deemed earned between the target and maximum levels of performance. With respect to the LTIC RSUs granted in 2014 that are earned but unvested, such LTIC RSUs will become fully vested upon the named executive officer's Qualified Termination or upon a Change in Control in which the units are not assumed by the acquirer or surviving entity in the Change in Control transaction.

Pay Ratio Disclosure

              Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).

              The 2017 annual total compensation as determined under Item 402 of Regulation S-K ("Item 402 Compensation") for our Chief Executive Officer was $5,706,122. The 2017 Item 402 Compensation for our median employee was $256,235. The ratio of our Chief Executive Officer's Item 402 Compensation to our median employee's Item 402 Compensation for fiscal year 2017 is 22 to 1.

              In identifying our median employee, we calculated the annual total cash compensation paid to each of our employees (excluding our Chief Executive Officer) for the year ended December 31, 2017. Total cash compensation for these purposes included base salary and bonus, and was calculated using internal payroll records. We selected the median employee based on the 54 employees who were employed by us as of November 1, 2017. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

TRUSTEE COMPENSATION

Overview of Trustee Compensation Program

              The terms of the compensation program for trustees of the Company, excluding Messrs. Zell and Helfand (collectively, the "Independent Trustees"), are as follows:

ANNUAL RETAINER

Cash	$60,000

Equity (restricted shares or Time-Based LTIP Units)	$100,000

Total:	$160,000

ADDITIONAL ANNUAL COMPENSATION

Lead Independent Trustee	$30,000

Audit Committee Chair	$20,000

Compensation Committee Chair	$15,000

Governance Committee Chair	$15,000

Audit Committee Member	$8,000

Compensation Committee Member	$6,000

Governance Committee Member	$6,000

              We will also reimburse Independent Trustees for travel expenses incurred in connection with their activities on our behalf.

              Members of our Board who are also our employees do not receive any additional compensation for their services on the Board. Therefore, Mr. Helfand did not receive any additional compensation for his service on the Board beyond his compensation as an executive officer, described earlier in this Proxy Statement under the heading "Executive Officer Compensation."

Equity Awards Granted to Independent Trustees

              On June 20, 2017, the Compensation Committee approved the grant of 3,156 restricted Common Shares to each Independent Trustee other than Mr. Shea, and 3,156 LTIP Units to Mr. Shea, in each case in satisfaction of his or her annual equity retainer for fiscal year 2017. Each of these grants will vest on the first anniversary of the grant date of the award, subject to the Trustee's continued service as a Trustee throughout such period. All such restricted shares and LTIP Units will fully vest upon a "Change in Control" (as such term is defined in the equity award agreements) or the death of the Trustee.

              All of the equity grants to the trustees described above were made under the 2015 Omnibus Plan.

Compensation for the Chairman of the Board

              Mr. Zell does not receive any cash compensation. Instead, Mr. Zell's compensation for serving as Chairman of the Board is designed to directly align his interests with those of our shareholders and is solely comprised of an annual grant of equity awards that generally have the same terms and conditions as the LTIC Program awards issued to our named executive officers. The aggregate grant date fair value of Mr. Zell's annual grant of equity on January 24, 2017 equaled approximately $2.4 million (and reflects a reduction from his January 26, 2016 grant, which had an aggregate grant date fair value of approximately $2.6 million), and included the following key terms:

  •
  33% of Mr. Zell's target LTIC Program award was granted in the form of Time-Based LTIP Units.

  •
  67% of Mr. Zell's target LTIC Program award was granted in the form of Performance-Based LTIP Units.

  •
  Mr. Zell's LTIC Program awards generally have the same terms and conditions (including time and performance-based vesting conditions) as the LTIC Program awards granted to our named executive officers, as described above in the section entitled "Compensation Discussion and Analysis – Elements of Compensation – Long Term Equity Compensation," except that Mr. Zell's Time-Based LTIP Units and any earned Performance-Based LTIP Units (i) vest on a pro rata basis if Mr. Zell's service terminates due to his death and (ii) vest in full if Mr. Zell dies or is no longer Chairman of the Board within 12 months of a "Change in Control" transaction (as such term is defined in Mr. Zell's equity award agreement) in which the awards are assumed by the acquirer or surviving entity in such a transaction.

              Our Board approved Mr. Zell's compensation, determining that Mr. Zell's service as our Chairman is in the best interests of our Company and our shareholders given his unique contributions to the Company and its business. More specifically:

  •
  Mr. Zell brings well-recognized brand value to the Company that comes from his more than fifty years of experience in the real estate business and his unparalleled role in the evolution of the REIT industry.

  •
  The Board's belief that it was in our best interests to leverage and take full advantage of Mr. Zell's significant and valuable community relationships, stature and contacts, and distinguished reputation in our industry.

  •
  Mr. Zell has an exceptional track record and reputation for successfully leading companies with a focus on corporate governance and proper alignment of management and shareholder interests, including his role in the successful founding and building of Equity Commonwealth as an internally managed company, aligning the interests of our shareholders with management, and assembling an experienced team of professionals to turn around what was an undervalued and under managed portfolio of disparate real estate assets.

  •
  Mr. Zell's reputation, relationships and industry experience brings the Company selective opportunities to which we might not otherwise have access and Mr. Zell's insight in general and into the REIT industry in particular is integral to the Company's ability to make decisions in the best interests of our shareholders.

  •
  Mr. Zell has and will continue to play an instrumental role with the Company in the setting of its strategy.

Stock Ownership Guidelines

              We believe that equity ownership by our trustees helps align their interests with our shareholders' interests. To that end, we have adopted formal stock ownership guidelines applicable to all of our non-employee trustees with the following key terms:

  •
  Required to own our securities equal in value to at least four times his or her annual base cash retainer.

  •
  Five years to comply with the ownership requirement and required to hold shares at this level while serving in his or her position.

  •
  Mandatory holding period that requires non-employee trustees to retain all net securities (after payment of applicable taxes) earned from any equity award until the applicable stock ownership requirement is achieved.

              All of our non-employee trustees are in compliance with our stock ownership guidelines as of the date of this Proxy Statement.

Director Compensation Table for Fiscal Year 2017

              The table below sets forth information regarding trustee compensation for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

Sam Zell	-	2,355,099[1]	2,355,099

James Corl	66,000	100,014[2]	166,014

Martin Edelman	66,000	100,014[2]	166,014

Edward Glickman	68,000	100,014[2]	168,014

Peter Linneman	100,733	100,014[2]	200,747

James Lozier	66,000	100,014[2]	166,014

Mary Jane Robertson	80,000	100,014[2]	180,014

Kenneth Shea	75,000	100,014[2]	175,014

Gerald Spector	66,000	100,014[2]	166,014

James Star	75,000	100,014[2]	175,014

1 Represents the aggregate grant date fair value of the Time-Based LTIP Units and Performance-Based LTIP Units granted to Mr. Zell on January 24, 2017, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the Performance-Based LTIP Units, and based on the assumptions described in Note 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair value of the Time-Based LTIP Units ($659,989) is equal to the closing price per Common Share on the date of grant, $31.47, multiplied by the number of units granted (20,972). The grant date fair value of the Performance-Based LTIP Units ($1,695,110) is based on a Monte Carlo simulation model, representing the number of Performance-Based LTIP Units that would be earned by Mr. Zell if the target level of performance is achieved (42,580), as such level of achievement represents the probable outcome as of the grant date. The number of Performance-Based LTIP Units that would be earned by Mr. Zell if the maximum level of performance is achieved is 106,131. The Time-Based LTIP Units represent 33% of Mr. Zell's target LTIC Program award and are subject to time-based vesting conditions, and the Performance-Based LTIP Units represent 67% of his target LTIC Program award and are subject to both time-based and performance-based vesting conditions. The Performance-Based LTIP Units awarded to Mr. Zell are fully at-risk, as he will earn between 0% and 249.25% of the Performance-Based LTIP Units based on the achievement of the applicable performance measure, as described above in the section entitled "Trustee Compensation – Equity Awards Granted to Sam Zell." As of December 31, 2017, Mr. Zell held 156,820 LTIC Shares, 20,972 Time-Based LTIP Units, 258,773 LTIC RSUs and 42,580 Performance-Based LTIP Units in the aggregate. The awards granted to Mr. Zell, as a non-independent Trustee, generally have the same terms and conditions as the LTIC Program awards issued to our named executive officers.

2 Represents the aggregate grant date fair value of the 3,156 restricted shares awarded to Messrs. Corl, Edelman, Glickman, Linneman, Lozier, Spector and Star, and Ms. Robertson, as well as the 3,156 LTIP Units granted to Mr. Shea, on June 20, 2017, computed in accordance with FASB ASC Topic 718 and based on the assumptions described in Note 14 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair value of the restricted shares and LTIP Units is equal to the closing price per Common Share on the date of grant, $31.69, multiplied by the number of shares or units granted. These restricted shares and LTIP Units vest on the first anniversary of the grant date of the award. As of December 31, 2017, each Independent Trustee other than Mr. Shea held 3,156 restricted shares in the aggregate, and Mr. Shea held 3,156 LTIP Units in the aggregate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              Unless otherwise indicated, the information set forth below is as of April 16, 2018, the record date for the Annual Meeting. The following table sets forth information regarding the beneficial ownership of our common shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; and (2) each of our named executive officers, each of our trustees, and our executive officers and trustees as a group. Unless otherwise indicated, the address of each identified person or entity is: c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606. Also, unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. Except as set forth below, as of April 16, 2018, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act with respect to any of the beneficial owners set forth below.

Name and Address of Beneficial Owner	Number of Shares and Units(1)	Percent of All Shares (2)	Percent of All Shares and Units(3)
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group(4)	20,037,166	16.5%	16.5%
T. Rowe Price Associates, Inc.(5)	9,362,550	7.7%	7.7%
BlackRock, Inc.(6)	8,408,887	6.9%	6.9%
Janus Henderson Group plc(7)	6,873,923	5.7%	5.7%
Executive Officers
David Helfand(8)	539,129	*	*
Adam S. Markman(9)	138,163	*	*
David S. Weinberg	148,614	*	*
Orrin S. Shifrin	115,458	*	*
Trustees
Sam Zell(10)	430,878	*	*
James S. Corl	20,784	*	*
Martin L. Edelman	20,075	*	*
Edward A. Glickman	20,784	*	*
Peter Linneman	20,784	*	*
James L. Lozier, Jr.	14,784	*	*
Mary Jane Robertson	20,075	*	*
Kenneth Shea(11)	20,784	*	*
Gerald A. Spector	20,075	*	*
James A. Star(12)	56,906	*	*
All Current Executive Officers And Trustees As A Group (fourteen persons)	1,587,293	1.3%	1.3%

* Less than 1% of our common shares.

1 Our Charter and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. Numbers include all outstanding Time-Based LTIP Units and excludes the grants of Performance-Based LTIP Units described above in "Compensation Discussion and Analysis."

2 The percentages indicated are based upon the number of shares held by the officer or trustee divided by the approximately 121,457,073 of our common shares outstanding as of April 16, 2018.

3 The percentages indicated are based upon the number of shares and Time-Based LTIP Units held by the officer or trustee divided by the approximately 121,499,593 of our common shares, OP Units and Time-Based LTIP Units outstanding as of April 16, 2018.

4 This information is as of December 31, 2017, and is based solely on a Schedule 13G/A (the "Vanguard Group 13G") filed with the SEC on February 9, 2018, by The Vanguard Group ("Vanguard Group") and a Schedule 13G/A (the "Vanguard REIT Fund 13G") filed with the SEC on February 2, 2018, by Vanguard Specialized Funds – Vanguard REIT Index Fund ("Vanguard REIT Fund"). According to the Vanguard Group 13G and the Vanguard REIT Fund 13G, the address of each of Vanguard Group and Vanguard REIT Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Group reports aggregate beneficial ownership of 20,037,166 common shares, with sole power to vote 212,344 common shares, shared power to vote 161,707 common shares, sole power to dispose of 19,818,704 common shares and shared power to dispose of 218,462 common shares. Vanguard Group reports that it is the parent holding company for certain subsidiaries that have acquired our common shares and that are listed in the Vanguard Group 13G. Vanguard REIT Fund reports aggregate beneficial ownership of 8,354,771 common shares, with sole power to vote all 8,354,771 common shares. However, the 8,354,771 common shares reported as beneficially owned by Vanguard REIT Fund in the Vanguard REIT Fund 13G are also reported as beneficially owned by Vanguard Group in the Vanguard Group 13G and therefore are not separately listed in this table of beneficial ownership.

5 This information is as of December 31, 2017, and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2018, by T. Rowe Price Associates, Inc. ("T. Rowe Price"). Based on the information provided in that Schedule 13G/A, the address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202. T. Rowe Price reports beneficial ownership of 9,362,550 common shares, sole power to vote 2,211,659 common shares and sole power to dispose of all 9,362,550 common shares.

6 This information is as of December 31, 2017, and is based solely on a Schedule 13G/A filed with the SEC on January 29, 2018, by BlackRock, Inc. ("BlackRock"). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 55 East 52nd Street, New York, New York 10055. BlackRock reports beneficial ownership of 8,408,887 common shares, sole power to vote 7,921,682 common shares and sole power to dispose of 8,408,887 common shares. BlackRock reports that it is the parent holding company for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

7 This information is as of December 31, 2017, and is based solely on a Schedule 13G/A filed with the SEC on February 12, 2018, by Janus Henderson Group plc ("Janus"). Based on the information provided in that Schedule 13G/A, the address of Janus is 201 Bishopsgate EC2M 3AE, United Kingdom. Janus reports beneficial ownership of 6,873,923 common shares, sole power to vote all 6,873,923 common shares and sole power to dispose of all 6,873,923 common shares.

8 Includes 290 common shares held by EGI-CW Holdings, L.L.C. ("EGI-CW"). Mr. Helfand is a member of EGI-Fund (14-16) Investors, L.L.C. ("EGI-Fund (14-16)"), which is a member of EGI-CW. These 290 common shares represent only the number of shares in which Mr. Helfand has a pecuniary interest in accordance with his proportionate interest in EGI-Fund (14-16).

9 Includes 14,041 Time-Based LTIP Units held by The Adam and Sarah Markman Trust, of which the reporting person is the co-trustee and a beneficiary.

10 Includes 20,972 Time-Based LTIP Units. Excludes 2,584,300 shares that are held by EGI-CW Holdings, L.L.C. ("EGI-CW"), which is indirectly controlled by Chai Trust Company, LLC ("Chai"). Two entities, in which trusts established for the benefit of Mr. Zell's family, the trustee of each of which is Chai, indirectly own interests, are members of EGI-CW. Mr. Zell is not an officer or a director of Chai and does not have voting or dispositive power over the shares, and therefore disclaims beneficial ownership thereof, except to the extent of any pecuniary interest therein indirectly held by his family.

11 Includes 3,156 Time-Based LTIP Units.

12 Excludes 246,702 shares held by Crown Investment Series LLC – Series 45 ("Crown Series 45"), in which trusts established for the benefit of Mr. Star's wife and children indirectly own interests. Crown Series 45 is indirectly controlled by Longview Asset Management LLC, of which Mr. Star is President and Chief Executive Officer. Mr. Star disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

              Executive officers, trustees and certain persons who own more than 10% of our outstanding common shares are required by Section 16(a) of the Exchange Act and related regulations:

  •
  to file reports of their ownership of such common shares with the SEC; and

  •
  to furnish us with copies of the reports.

              Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us, no person who at any time during the most recent fiscal year was a trustee, officer, or beneficial owner or more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Transactions with Related Persons

              Our Code of Business Conduct and Ethics prohibits trustees and executive officers from engaging in transactions that may result in a conflict of interest with us. However, the Code of Business Conduct and Ethics allows exceptions to this prohibition, but only if a majority of the disinterested trustees approves the transaction or the transaction has otherwise been approved pursuant to our Related Party Transaction Policy. According to our Related Party Transaction Policy and our Audit Committee's charter, our Audit Committee must review any transaction involving a trustee, officer or 5% shareholder that may create a conflict of interest. The Audit Committee must either approve or reject the transaction or refer the transaction to the full Board, excluding any interested trustees.

              Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website, www.eqcre.com.

Related Person Transactions

Two North Riverside Plaza Joint Venture Limited Partnership

              Effective July 20, 2015, we entered into a lease with Two North Riverside Plaza Joint Venture Limited Partnership, an entity associated with Mr. Zell, our Chairman, to occupy office space on the twentieth and twenty-first floors of Two North Riverside Plaza in Chicago, Illinois (the "20th/21st Floor Office Lease"). The initial term of the lease is approximately five years, with one 5-year renewal option. The lease payment is approximately $0.5 million for the initial year and $0.8-$0.9 million annually thereafter. This lease was approved by the Audit Committee on June 16, 2015. We completed improvements to the office space utilizing the $0.7 million tenant improvement allowance pursuant to the lease.

              In connection with the 20th/21st Floor Office Lease, effective February 1, 2016, we entered into a lease with Two North Riverside Plaza Joint Venture Limited Partnership for storage space in the basement of Two North Riverside Plaza. The lease expires December 31, 2020; however, each party has the right to terminate on 30 days' prior written notice.

Indemnification

              The Maryland statute governing a REIT formed under the laws of Maryland, or the Maryland REIT law, permits a Maryland REIT to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for (a) liability resulting from actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established in a judgment or other final adjudication as being material to the cause of action. Our Charter contains such a provision that allows us to eliminate the liability of our trustees and officers to the maximum extent permitted by Maryland law.

              The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

              However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses.

              In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

              Our Charter and bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify and to pay, reimburse or advance reasonable expenses to:

  •
  any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, officer or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

              Our Charter and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Our bylaws specify that any indemnification or payment or reimbursement of the expenses as described above will be made in accordance with the procedures provided by the MGCL for directors of Maryland corporations.

MISCELLANEOUS

Other Matters to Come Before the Annual Meeting

              No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2019 Annual Meeting of Shareholders

              Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2019 annual meeting of shareholders must be received at our principal executive offices on or before December 26, 2018, in order to be considered for inclusion in our proxy statement for our 2019 annual meeting of shareholders, provided that if we hold our 2019 annual meeting on a date that is more than 30 days before or after June 20, 2019, shareholders must submit proposals for inclusion in our 2018 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

              In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2019 annual meeting must be received no earlier than November 26, 2018 and no later than 5:00 p.m., Central Time, December 26, 2018. However, in the event that the 2019 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

Householding of Annual Meeting Materials

              Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, or call us at (312) 646-2801. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 20, 2018

              This Proxy Statement and our 2017 Annual Report are available on our website at www.eqcre.com. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

              Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017, as amended, for a reasonable fee.

By Order of the Board of Trustees

Orrin S. Shifrin Executive Vice President, General Counsel and Secretary

Chicago, Illinois
April 25, 2018

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. EQUITY COMMONWEALTH TWO NORTH RIVERSIDE PLAZA SUITE 2100 CHICAGO, IL 60606 AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2018. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Equity Commonwealth, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Equity Commonwealth in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E43807-P07505 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EQUITY COMMONWEALTH Our Board of Trustees Recommends You Vote "FOR" the Nominees for Trustee in Proposal 1 and "FOR" Proposals 2 and 3. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect the nominees named in our proxy statement to our Board of Trustees 01) Sam Zell 02) James S. Corl 03) Martin L. Edelman 04) Edward A. Glickman 05) David Helfand 06) Peter Linneman 07) James L. Lozier, Jr. 08) Mary Jane Robertson 09) Kenneth Shea 10) Gerald A. Spector 11) James A. Star Our Board recommends you vote "FOR" Proposal 1. For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. ! ! ! Our Board recommends you vote "FOR" Proposal 2. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. ! ! ! Our Board recommends you vote "FOR" Proposal 3. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. ! For address changes, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EQUITY COMMONWEALTH ANNUAL MEETING OF SHAREHOLDERS June 20, 2018, 8:00 a.m. Central Time Two North Riverside Plaza Chicago, IL 60606 E43808-P07505 EQUITY COMMONWEALTH Two North Riverside Plaza, Suite 2100 Chicago, IL 60606 Proxy Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Equity Commonwealth annual meeting of shareholders, including our annual report and proxy statement, are available on the internet. This proxy is solicited on behalf of the Board of Trustees of Equity Commonwealth. The undersigned shareholder of Equity Commonwealth, a Maryland real estate investment trust, or the Company, hereby appoints David Helfand and Orrin S. Shifrin, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at Two North Riverside Plaza, Chicago, IL 60606 on June 20, 2018, at 8:00 a.m. Central Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. (If you noted any Address Changes above, please mark the corresponding box on the reverse side.) Address Changes: